                                                                    EXHIBIT 10.2

                                                                [CONFORMED COPY]


================================================================================


                               U.S.$1,500,000,000


                       364-DAY REVOLVING CREDIT AGREEMENT


                                   dated as of


                                January 31, 2003


                                      among


                         TYCO INTERNATIONAL GROUP S.A.,
                                    Borrower

                            TYCO INTERNATIONAL LTD.,

                       SENSORMATIC ELECTRONICS CORPORATION
                            SCOTT TECHNOLOGIES, INC.
                                INNERDYNE, INC.,
                          Parent Subsidiary Guarantors

                             BANK OF AMERICA, N.A.,
                              Administrative Agent

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                                Syndication Agent

                              JPMORGAN CHASE BANK,
                               Documentation Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                              Joint Lead Arrangers


================================================================================

                      Tyco Credit Agreement (364-Day 2003)

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS
Section 1.01. Definitions......................................................1
Section 1.02. Accounting Terms and Determinations.............................27
Section 1.03. Types of Loans and Borrowings...................................28
Section 1.04. Letter of Credit Amounts........................................28
Section 1.05. Times of Day....................................................28
Section 1.06. Currency Equivalents Generally..................................28

                                    ARTICLE 2
                                   THE CREDITS
Section 2.01. Commitments to Lend.............................................28
Section 2.02. Notice of Borrowing.............................................29
Section 2.03. Notice to Banks; Funding of Loans...............................29
Section 2.04. Letters of Credit...............................................30
Section 2.05. Promissory Notes................................................37
Section 2.06. Maturity of Loans...............................................38
Section 2.07. Interest Rates; Market-Based Premium............................38
Section 2.08. Fees............................................................38
Section 2.09. Optional Termination or Reduction of Commitments................39
Section 2.10. Mandatory Termination of Commitments............................39
Section 2.11. Prepayments.....................................................39
Section 2.12. General Provisions as to Payments...............................40
Section 2.13. Funding Losses..................................................42
Section 2.14. Computation of Interest and Fees................................42
Section 2.15. Regulation D Compensation.......................................42
Section 2.16. Method of Electing Interest Rates...............................42

                                    ARTICLE 3
                                   CONDITIONS
Section 3.01. Effectiveness...................................................44
Section 3.02. Borrowings......................................................45

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
Section 4.01. Corporate Existence and Power...................................46
Section 4.02. Corporate and Governmental Authorization; No Contravention......46
Section 4.03. Binding Effect..................................................47
Section 4.04. Financial Information...........................................47
Section 4.05. Litigation......................................................47
Section 4.06. Compliance with ERISA...........................................47
Section 4.07. Environmental Matters...........................................48
Section 4.08. Taxes...........................................................48

                      Tyco Credit Agreement (364-Day 2003)

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                                       ii

Section 4.09. Subsidiaries....................................................48
Section 4.10. Not an Investment Company.......................................49
Section 4.11. Full Disclosure.................................................49
Section 4.12. Obligations to Be Pari Passu....................................49
Section 4.13. Ownership of Property...........................................49
Section 4.14. Intellectual Property; Licenses, Etc............................49
Section 4.15. Casualty, Etc...................................................49
Section 4.16. Subsidiary Guarantors...........................................50

                                    ARTICLE 5
                                    COVENANTS
Section 5.01. Information.....................................................50
Section 5.02. Payment of Obligations..........................................51
Section 5.03. Maintenance of Property; Insurance..............................52
Section 5.04. Conduct of Business and Maintenance of Existence................52
Section 5.05. Compliance with Laws............................................53
Section 5.06. Inspection of Property, Books and Records.......................53
Section 5.07. Limitation on Restrictions on Subsidiary Dividends and Other
                  Distributions...............................................53
Section 5.08. Debt............................................................54
Section 5.09. Financial Covenants.............................................55
Section 5.10. Restrictions on Liens...........................................56
Section 5.11. Consolidations, Mergers and Sales of Assets.....................57
Section 5.12. Transactions with Affiliates....................................58
Section 5.13. Restricted Payments.............................................59
Section 5.14. Subsidiary Guarantors; Covenant to Give Guarantee and
                  Pari Passu Guarantees.......................................59
Section 5.15. Use of Proceeds.................................................60
Section 5.16. Limitations on Sale and Leaseback Transactions..................60
Section 5.17. Investments.....................................................60
Section 5.18. Five-Year Credit Agreement......................................60
Section 5.19. Negative Pledge.................................................60

                                    ARTICLE 6
                                    DEFAULTS
Section 6.01. Events of Default...............................................60
Section 6.02. Remedies upon Event of Default..................................63
Section 6.03. Application of Funds............................................64
Section 6.04. Notice of Default...............................................65

                                    ARTICLE 7
                                   THE AGENTS
Section 7.01. Appointment and Authorization of the Agents.....................65
Section 7.02. Delegation of Duties............................................66
Section 7.03. Liability of Agents.............................................66
Section 7.04. Reliance by Agents..............................................66
Section 7.05. Notice of Default...............................................67

                      Tyco Credit Agreement (364-Day 2003)

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                                       iii

Section 7.06. Credit Decision; Disclosure of Information by Agent.............67
Section 7.07. Indemnification of Agents.......................................67
Section 7.08. Agents in Their Individual Capacity.............................68
Section 7.09. Successor Administrative Agent..................................68
Section 7.10. Administrative Agent May File Proofs of Claim...................69
Section 7.11. Guarantee Matters...............................................70
Section 7.12. Other Agents; Arrangers and Managers............................70

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES
Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair........71
Section 8.02. Illegality......................................................71
Section 8.03. Increased Cost and Reduced Return...............................72
Section 8.04. Taxes...........................................................73
Section 8.05. Base Rate Loans Substituted for Euro-Dollar Loans...............74
Section 8.06. Substitution of Bank............................................74

                                    ARTICLE 9
                                  MISCELLANEOUS
Section 9.01. Notices and Other Communications; Facsimile Copies..............75
Section 9.02. No Waivers......................................................76
Section 9.03. Expenses; Indemnification.......................................76
Section 9.04. Sharing of Set-Offs; Payments Set Aside.........................77
Section 9.05. Amendments and Waivers..........................................78
Section 9.06. Successors and Assigns..........................................79
Section 9.07. Collateral......................................................83
Section 9.08. Governing Law...................................................83
Section 9.09. Counterparts; Integration.......................................83
Section 9.10. Waiver of Jury Trial............................................83
Section 9.11. Judgment Currency...............................................83
Section 9.12. Judicial Proceedings............................................84
Section 9.13. Loans and Unreimbursed Drawings.................................85
Section 9.14. Confidentiality.................................................85
Section 9.15. No Challenges...................................................86

                                   ARTICLE 10
                                    GUARANTEE
Section 10.01. The Guarantee..................................................86
Section 10.02. Guarantee Unconditional........................................87
Section 10.03. Discharge Only upon Payment in Full; Reinstatement in
                  Certain Circumstances.......................................88
Section 10.04. Waivers and Acknowledgments by the Guarantors..................89
Section 10.05. Subrogation....................................................89
Section 10.06. Stay of Acceleration...........................................90

                      Tyco Credit Agreement (364-Day 2003)

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                                       iv

SCHEDULES

Schedule I        -     Pricing
Schedule II       -     Commitments
Schedule III      -     Existing Letters of Credit
Schedule 4.05     -     Existing Litigation
Schedule 9.01     -     Administrative Agent's Office, Certain Addresses for
                        Notices

EXHIBITS

Exhibit A       -   Promissory Note
Exhibit B-l     -   Notice of Borrowing
Exhibit B-2     -   Notice of Issuance
Exhibit C-l     -   Opinion of General Counsel of the Parent
Exhibit C-2     -   Opinion of Special New York Counsel to the Parent and the
                    Borrower
Exhibit D       -   Opinion of Special Counsel for the Borrower
Exhibit E       -   Opinion of Special Counsel for the Parent
Exhibit F       -   Assignment and Assumption Agreement
Exhibit G-l     -   Form of Subsidiary Guarantee
Exhibit G-2     -   Form of Borrower Subsidiary Guarantee
Exhibit H       -   Form of Cash Collateral Account Agreement
Exhibit I       -   Form of Joinder Agreement
Exhibit J       -   Form of L/C Report
Exhibit K       -   Form of Opinion of Counsel(s) to Subsidiary Guarantors)

                      Tyco Credit Agreement (364-Day 2003)

                       364-DAY REVOLVING CREDIT AGREEMENT

          This CREDIT AGREEMENT is entered into as of January 31, 2003 among TYCO INTERNATIONAL GROUP S.A., as Borrower, TYCO INTERNATIONAL LTD., SENSORMATIC ELECTRONICS CORPORATION, SCOTT TECHNOLOGIES, INC. and INNERDYNE, INC., as Parent Subsidiary Guarantors, the BANKS listed on the signature pages hereof and BANK OF AMERICA, N.A., as Agent and initial L/C Issuer.

          The Borrower has requested that the Banks provide a revolving credit facility in an aggregate principal amount of U.S.$1,500,000,000, and the Banks are willing to do so on the terms and conditions set forth herein.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          Section 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

          "ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME" on any date means the amount of "Accumulated Other Comprehensive (Loss) Income" of the Parent and its Subsidiaries as of the end of the most recently completed fiscal quarter of the Parent prior to such date of determination determined on a consolidated basis in accordance with GAAP.

          "ADDITIONAL SUBSIDIARY GUARANTOR" has the meaning set forth in SECTION 5.14(b)

          "ADMINISTRATIVE AGENT" means Bank of America, N.A. in its capacity as administrative agent for the Banks under the Financing Documents, any successor agent that becomes the Administrative Agent pursuant to SECTION 7.09, and the respective corporate successors of the foregoing acting in such capacity.

          "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address, and, as appropriate, account as set forth on SCHEDULE 9.01, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Banks.

          "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

          "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Parent (a "CONTROLLING PERSON") or (ii) any Person (other than the Parent or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the

                      Tyco Credit Agreement (364-Day 2003)

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                                        2

power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The fact that an Affiliate of a Person is a member of a law firm that renders services to such Person or its Affiliates does not mean that the law firm is an Affiliate of such Person.

          "AFFILIATE TRANSACTIONS" has the meaning set forth in SECTION 5.12.

          "AGENTS" means the Administrative Agent, MSSF, in its capacity as syndication agent hereunder and JPMorgan Chase Bank, in its capacity as documentation agent hereunder, and their respective successors and assigns.

          "AGENT-RELATED PERSONS" means the Administrative Agent and MSSF, in its capacity as syndication agent, together with their respective Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "ALPHA" means Tyco International Finance Alpha GmbH, a Swiss corporation.

          "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "APPROVED FUND" means any Fund that is administered or managed by (i) a Bank, (ii) an affiliate of a Bank or (iii) an entity or an affiliate of an entity that administers or manages a Bank.

          "ASSIGNEE" means (i) a Bank; (ii) a Bank Affiliate; (iii) an Approved Fund; and (iv) any other Person (other than a natural person) approved by (a) the Administrative Agent and (b) the L/C Issuers (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in
SECTION 9.06(b).

          "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

          "ATTRIBUTABLE DEBT" shall mean, as of the date of its determination, the present value (discounted at an interest rate implicit in the terms of the lease) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales).

          "AUTO-RENEWAL LETTER OF CREDIT" has the meaning set forth in SECTION 2.04(b)(iii).

                      Tyco Credit Agreement (364-Day 2003)

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                                        3

          "AVAILABILITY PERIOD" means the period from and including the Effective Date to the earliest of (i) the Termination Date, (ii) the date of termination of the Commitments pursuant to SECTION 2.09 or 2.10, and (iii) the date of termination of the commitment of each Bank to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to SECTION 6.02.

          "AVERAGE TRADING PRICE" means the average of the trading prices that are obtained by the Co-Agents from the trading desks of SSB, Morgan Stanley and B AS for the Benchmark Notes for the period often consecutive trading days ending on the third Business Day prior to a Quarterly Payment Date; PROVIDED, HOWEVER, that in the event no trading in the Benchmark Notes is reported for any of such ten trading days, the Co-Agents shall utilize the average of the "bid" and "ask" quotes as of 10:00 a.m. on such day obtained by the Co-Agents from the trading desks of SSB, Morgan Stanley and BAS for each such day in determining the Average Trading Price as of such Quarterly Payment Date.

          "BANK" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to SECTION 9.06(b), and the respective corporate successors of the foregoing.

          "BANK AFFILIATE" means, with respect to any Agent or any Bank, any Person controlling, controlled by or under common control with such Agent or such Bank, as the case may be.

          "BANK OF AMERICA" means Bank of America, N.A. and its successors.

          "BANK PARENT" means, with respect to any Bank, any Person controlling such Bank.

          "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "BAS" means Banc of America Securities LLC.

          "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate PLUS 1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of SECTION 2.07(a) or ARTICLE 8.

                      Tyco Credit Agreement (364-Day 2003)

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                                        4

          "BASE RATE MARGIN" has the meaning specified in the Pricing Schedule.

          "BENCHMARK NOTES" means the Borrower's Senior Notes due February 15, 2006.

          "BERMUDA COMPANIES LAW" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Parent.

          "BORROWER" means Tyco International Group S.A., a Luxembourg company, and its successors.

          "BORROWER SUBSIDIARY GUARANTEE" means the Guarantee made by the Borrower Subsidiary Guarantors in favor of the Agents, the L/C Issuers and the Banks substantially in the form of EXHIBIT G-2 hereto as it may be amended, restated, supplemented or otherwise modified from time to time.

          "BORROWER SUBSIDIARY GUARANTEE SUPPLEMENT" means the guarantee supplement attached as Exhibit A to the Borrower Subsidiary Guarantee pursuant to which, upon the execution and delivery thereof by a Subsidiary of the Borrower, such Person shall become a party to the Borrower Subsidiary Guarantee and a Borrower Subsidiary Guarantor thereunder.

          "BORROWER SUBSIDIARY GUARANTORS" means ADT Security Services, Inc., Tyco Plastics LP, SimplexGrinnell LP, Tyco Electronics Corporation, Mallinckrodt Inc., Tyco Healthcare Retail Group, Inc., Tyco Healthcare Group LP, Alpha and Tyco Group S.a.r.l.

          "BORROWER'S DEBT SECURITIES" means the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

          "BORROWING" has the meaning set forth in SECTION 1.03.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Euro-Dollar Loan, means any such day on which dealings in U.S. dollar deposits are conducted by and between banks in the London interbank eurodollar market.

          "CASH COLLATERAL ACCOUNT" means a blocked, non-interest-bearing deposit account (deposits in which account maybe invested from time to time in U.S. dollar-denominated Cash Equivalents) at Bank of America (or another commercial bank or financial institution consented to by the L/C Issuer of the Letter of Credit in respect of which cash collateral is required to be delivered hereunder) for the benefit of such L/C Issuer and the Banks in the name of the Borrower and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to such L/C Issuer, and shall include the securities account through which such U.S. dollar-denominated Cash Equivalents on deposit are invested.

          "CASH COLLATERAL ACCOUNT AGREEMENT" has the meaning specified in
SECTION 2.04(g).

                      Tyco Credit Agreement (364-Day 2003)

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                                        5

          "CASH COLLATERALIZE" has the meaning specified in SECTION 2.04(g).

          "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the Parent or any of its Subsidiaries free and clear of all Liens (other than Liens created or permitted under the Financing Documents):

          (i) readily marketable obligations issued or directly and fully guaranteed or insured by (A) the United States of America or any agency or instrumentality thereof having remaining terms to maturity of not more than three years from the date of acquisition thereof or (B) in the case of an Investment of funds held in the ordinary course of business by the Borrower or a Subsidiary outside the United States, the government of the country in which such funds are held (or any political subdivision thereof) which obligations have a rating from S&P of at least "AA-" or at least "Aa3" from Moody's, or in the event such obligations are not rated by S&P or Moody's, such government or such political subdivision thereof has a rating from S&P of at least "AA-" or at least "Aa3" from Moody's, in each case with a remaining term to maturity of not more than three years from the date of acquisition thereof;

          (ii) time deposits with, or certificates of deposit or bankers' acceptances of, any commercial bank or other depository institution that
     (i) is a Bank or (ii) has a rating from S&P of at least "A" or at least "A2" from Moody's, in each case with a remaining term to maturity of not more than one year from the date of acquisition thereof;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with any entity described in clause (ii) above and with a remaining term to maturity of not more than 30 days from the date of acquisition thereof;

          (iv) commercial paper having a rating at the time of acquisition thereof of at least "A-l" from S&P or "Prime-1" from Moody's, in each case with a maturity of not more than 270 days from the date of issuance thereof;

          (v) corporate debt securities having a rating at the time of acquisition thereof of at least "AA-" from S&P or at least "Aa3" from Moody's, in each case with a remaining term to maturity of not more than three years from the date of acquisition thereof;

          (vi) asset-backed debt securities having a rating at the time of acquisition thereof of at least (a) "AAA-" from S&P or at least "Aaa" from Moody's in the case of long-term asset-backed debt securities; PROVIDED that the weighted average life of all such securities shall be not more than three years at any time or (b) "A-l" from S&P or at least "Prime-1" from Moody's in the case of asset-backed commercial paper, in each case with a remaining term to maturity of not more than 270 days, and in each case that are publicly registered or eligible for private placement under Rule 144A, Regulation D or Regulation S, respectively, under the Securities Act of 1933, as amended, or are otherwise exempt from or not subject to the registration requirements of the Securities Act of 1933, as amended;

                      Tyco Credit Agreement (364-Day 2003)

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                                        6

          (vii) mortgage-backed securities having a rating at the time of acquisition thereof of at least "AAA" from S&P or at least "Aaa" from Moody's; PROVIDED that the weighted average life of all such securities shall be not more than three years at any time and such securities are publicly registered or eligible for private placement under Rule 144A, Regulation D or Regulation S, respectively, under the Securities Act of 1933, as amended, or are otherwise exempt from or not subject to the registration requirements of the Securities Act of 1933, as amended;

          (viii) tax-exempt bonds having a rating at the time of acquisition thereof of at least "A-l" from S&P or at least "MIG1" from Moody's, in each case with a remaining term to maturity of not more than three years from the date of acquisition thereof;

          (ix) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market funds which, in the case of Investments of assets held in the United States, are registered under the Investment Company Act of 1940, as amended, and operate under Rule 2a-7 of that Act, and which, in the case of Investments of assets held in the ordinary course of business outside the United States, follow policies (consistent with local law, custom and practice) similar to those followed by United States based money market funds that operate under said Rule 2a-7, which funds in either case (a) have portfolios limited solely to Investments of the character, quality and maturities described in clauses (i), (ii), (iii) and (iv) of this definition or (b) are rated, with a rating of at least "AAA" from S&P or at least "Aaa" from Moody's (or, in the case of assets held outside the United States, have a rating of at least "AAA" from S&P or at least "Aaa" from Moody's or, if not rated by either S&P or Moody's, have a rating of at least "AAA" from Fitch Ratings or, if not rated by any of S&P, Moody's or Fitch Ratings, such rating as maybe equivalent thereto) except that (A) up to 15% of the portfolio of any such fund may be Investments of the type described in clause (iv) but having a rating of at least "A-2" from S&P or at least "Prime-2" from Moody's (or, in the case of assets held outside the United States, have a rating of at least "A-2" from S&P or at least "Prime-2" from Moody's or, if not rated by either S&P or Moody's, have a rating of at least "A-2" from Fitch Ratings or, if not rated by any of S&P, Moody's or Fitch Ratings, such rating as may be equivalent thereto) and (B) maturities of individual Investments of any such fund may exceed the otherwise permitted maturities (but may in no event exceed one year) so long as the weighted average maturity of the portfolio does not exceed 120 days at any time; and

          (x) for a period of three months following the Effective Date, cash equivalents denominated in U.S. dollars and other freely tradable currencies owned on the date hereof and for a period of six months following the Effective Date, all other cash equivalents of the Parent and its Subsidiaries owned on the date hereof that, in each case, would not otherwise be Cash Equivalents.

Each reference in this definition to a particular rating category shall be deemed to refer to the then equivalent category if the applicable rating agency's ratings categories have changed after the date hereof. Each Cash Equivalent shall be denominated in U.S. dollars or a freely tradable foreign currency, other than to the extent (a) required by law or (b) that the funds used to make such Investment are already in a currency that is not freely tradable and either (1) may not be

                      Tyco Credit Agreement (364-Day 2003)

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                                        7

readily or economically converted to another freely tradable currency or (2) are reasonably needed in the operations of the business by which such funds were generated.

          "CO-AGENT" means each of the Administrative Agent and MSSF in its capacity as syndication agent.

          "COMMITMENT" means, (i) with respect to each Bank listed on the Commitment Schedule, its obligation to make Loans to the Borrower pursuant to
SECTION 2.01 (a) and purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the name of such Bank on the Commitment Schedule and (ii) with respect to any Assignee, the amount of the Commitment assumed by it pursuant to SECTION 9.06(b), as the case may be, in each case as such amount may be changed from time to time pursuant to SECTION 2.09, 2.10 or 9.06(b).

          "COMMITMENT FEE RATE" means a rate per annum equal to 0.50%.

          "COMMITMENT PERCENTAGE" means, with respect to each Bank, the percentage equivalent of a fraction the numerator of which is the amount of its Commitment and the denominator of which is the aggregate amount of the Commitments of all Banks; PROVIDED that if the commitment of each Bank to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to SECTION 6.02, then the Commitment Percentage of each Bank shall be determined based on the Commitment Percentage of such Bank immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

          "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto as
SCHEDULE II.

          "COMPENSATION PERIOD" has the meaning set forth in SECTION
2.12(b)(ii).

          "CONDUIT" means a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

          "CONDUIT DESIGNATION" has the meaning set forth in SECTION 9.06(g).

          "CONSENTS" has the meaning set forth in SECTION 4.01.

          "CONSOLIDATED ASSETS" means, at any time, the total assets of the Parent and its Subsidiaries, determined on a consolidated basis as of such time.

          "CONSOLIDATED DEBT" means, at any date, all Debt of the Parent and its Subsidiaries (without duplication) as of such date; PROVIDED that (i) if a Permitted Receivables Transaction is outstanding at such date and is accounted for as a sale of accounts receivable under GAAP, Consolidated Debt determined as aforesaid shall be adjusted to include the additional Debt, determined on a consolidated basis as of such date, which would have been outstanding at such date had such Permitted Receivables Transaction been accounted for as a borrowing at such date, (ii) Consolidated Debt shall in any event include any Preferred Stock held by a Person other than the Parent or a Wholly Owned Subsidiary, at the higher of its

                      Tyco Credit Agreement (364-Day 2003)

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                                        8

voluntary or involuntary liquidation value and (iii) Consolidated Debt shall not include (u) Debt in respect of Pari Passu Guarantees, (v) Debt of a joint venture, partnership or similar entity which is Guaranteed by the Parent or a Subsidiary solely by virtue of the joint venture, partnership or similar arrangement with respect to such entity or by operation of applicable law (and not otherwise) so long as the aggregate outstanding principal amount of such excluded Debt at any date does not exceed U.S.$50,000,000, (w) (1) Letters of Credit identified by the L/C Issuer thereof to the Administrative Agent as Performance L/Cs or other letters of credit, bank guarantees and similar instruments that the Borrower has identified to the Administrative Agent as supporting Performance Obligations of the Parent or any of its Subsidiaries and has provided such other information reasonably requested by the Administrative Agent to support such conclusion, (2) letters of credit (or Letters of Credit), bank guarantees or similar instruments to the extent the underlying reimbursement obligation of the Parent or any of its Subsidiaries has been secured by cash or Cash Equivalents and (3) any Letter of Credit or other letter of credit (a "backstop 1/c") under which the beneficiary is the issuer of a letter of credit, bank guarantee or similar instrument (an "underlying 1/c") to the extent that the underlying 1/c is (A) issued for the account of the Parent or a Subsidiary, (B) constitutes Consolidated Debt and (C) is in the same amount as the backstop 1/c, (x) Consolidated Debt in respect of Permitted Project Financings in an aggregate amount not to exceed the lesser of U.S.$250,000,000 and the dollar amount of such Permitted Project Financings excluded under the Five-Year Credit Agreement from "Consolidated Debt" as such term is defined in the Five-Year Credit Agreement pursuant to an amendment thereunder to specifically permit such exclusion, (y) Attributable Debt incurred on and after January 1, 2003 to the extent the aggregate amount thereof does not exceed U.S.$200,000,000 and (z) Intercompany Debt.

          "CONSOLIDATED EBIT" means, for any fiscal period, an amount equal to Consolidated Net Income for such period PLUS the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period and (ii) the provision for federal, state, local and foreign income taxes payable by the Parent and its Subsidiaries for such period

          "CONSOLIDATED EBITDA" means, for any fiscal period, Consolidated EBIT for such period PLUS (a) the amount of depreciation and amortization expense deducted in determining Consolidated Net Income for such period, (b) the amount of rental payments with respect to Synthetic Lease Obligations deducted in determining such Consolidated Net Income, (c) other noncash expenses of the Parent and its Subsidiaries reducing such Consolidated Net Income that do not represent a cash item in such period or any future period and (d) Specified Charges to the extent deducted in determining such Consolidated Net Income MINUS
(A) all other noncash items increasing Consolidated Net Income for such period and (B) an amount equal to all losses from the discontinuance of operations and all cash losses of the Parent and its Subsidiaries for such period resulting from the sale, conversion or other disposition of material assets of the Parent or any Subsidiary other than in the ordinary course of business, in each case to the extent eliminated in determining such Consolidated Net Income.

          "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period (without duplication), (i) the consolidated interest expense of the Parent and its Subsidiaries for such period MINUS (ii) the consolidated interest income of the Parent and its Subsidiaries for such period to the extent such consolidated interest income is equal to or less than U.S.$5,000,000,

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                                        9

MINUS (iii) consolidated interest expense accrued during such period with respect to Permitted Project Financings in an aggregate amount not to exceed the amount of interest expense with respect to Permitted Project Financings that the Five-Year Credit Agreement excludes during such period from "Consolidated Interest Expense" as such term is defined in the Five-Year Credit Agreement pursuant to an amendment thereunder to specifically permit such exclusion, PLUS
(iv) if a Permitted Receivables Transaction outstanding during such period is accounted for as a sale of accounts receivable under GAAP, (x) the additional consolidated interest expense that would have accrued during such period had such Permitted Receivables Transaction been accounted for as a borrowing during such period MINUS (y) interest income accrued during such period with respect to interest bearing accounts receivable that are the subject of such Permitted Receivables Transaction, but not to exceed the amount thereof that is deductible during such period from "Consolidated Interest Expense" as such term is defined pursuant to an amendment to the Five-Year Credit Agreement, PLUS (v) the amount of dividends payable (in cash) at the rate stated in the relevant certificate of designation or authorizing documentation during such period with respect to Preferred Stock of the Parent and its Subsidiaries, in each case determined on a consolidated basis.

          "CONSOLIDATED NET INCOME" means, for any fiscal period, the consolidated net income of the Parent and its Subsidiaries for such period, after eliminating therefrom all Extraordinary Gains and Losses.

          "CONSOLIDATED NET WORTH" means, at any date, the consolidated shareholders' equity of the Parent and its Subsidiaries as of such date and adjusted so as to exclude (x) the effect of Accumulated Other Comprehensive
(Loss) Income as of such date and (y) the effect of Specified Charges for the period from the Effective Date to such date.

          "CONSOLIDATED TANGIBLE ASSETS" means, at any time, the total assets less all Intangible Assets appearing on the most recently prepared balance sheet of the Parent and its Subsidiaries as of the end of a fiscal quarter of the Parent, prepared on a consolidated basis in accordance with GAAP.

          "CONVERTIBLE BONDS" has the meaning set forth in SECTION 3.01(e).

          "CREDIT EXTENSION" means each of the following: (i) a Borrowing and
(ii) an L/C Credit Extension.

          "DEALER ACCOUNTS" means a contract for the provision of fire and/or security alarm monitoring services under which the provider is entitled to a periodic monitoring fee which contract is either (i) generated by a Subsidiary in the fire and security services businesses of the Parent and its Subsidiaries or (ii) is purchased by such Subsidiary from a dealer or security service provider, in each case, in the ordinary course of business consistent with the past practices of Subsidiaries in the fire and security services businesses.

          "DEBT" of any Person means, at any date, without duplication, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services

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                                       10

recorded on the books of such Person, except for (a) trade and similar accounts payable and accrued expenses arising in the ordinary course of business, (b) employee compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements and (c) obligations in respect of trade letters of credit supporting trade and similar accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized on the books of such Person in accordance with GAAP, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (vi) all direct or contingent obligations of such Person arising under standby letters of credit, bankers' acceptances, bank guarantees and similar instruments, (vii) Synthetic Lease Obligations and (viii) all Debt of others Guaranteed by such Person; it being understood that performance bonds, performance guaranties, letters of credit (including Letters of Credit), bank guaranties and similar instruments shall not constitute Debt of such Person to the extent that the outstanding reimbursement obligations of such Person in respect thereof are collateralized by cash or Cash Equivalents, which cash or Cash Equivalents would not be reflected as assets on a balance sheet of such Person prepared in accordance with GAAP.

          "DEBT RATING" means a rating of the Borrower's long-term debt that is not secured or supported by a guarantee, letter of credit or other form of credit enhancement. If a Debt Rating by a Rating Agency is required to be at or above a specified level and such Rating Agency shall have changed its system of classifications after the date hereof, the requirement will be met if the Debt Rating by such Rating Agency is at or above the new rating which most closely corresponds to the specified level under the old rating system.

          "DEFAULT" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DEFAULT RATE" means an interest rate equal to (i) the Base Rate PLUS
(ii) the Base Rate Margin PLUS (iii) 2% per annum, to the fullest extent permitted by applicable laws.

          "DEFAULTING BANK" means any Bank that (i) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (iii) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          "DESIGNATED OFFICER" means the chairman, president, chief financial officer or treasurer of the Parent or the treasurer of Tyco International (US) Inc.

          "DESIGNATED SWAP RATE" means, as of any date of determination, the "Bid" rate under the US SPREADS field for the 3-year swap set forth on the Bloomberg Professional Terminal screen "IRSB 18" (or any successor screen thereto) at 10:00 a.m. on such date.

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                                       11

          "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

          "DOMESTIC TAXES" has the meaning set forth in SECTION 8.04(a).

          "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with SECTION 3.01.

          "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the Stock Equivalents of such Person, and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, Stock Equivalents or other interests are outstanding on any date of determination.

          "ER1SA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA GROUP" means any Obligor and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Obligor, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

          "EURO-DOLLAR LOAN" means a Loan that bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

          "EURO-DOLLAR MARGIN" has the meaning specified in the Pricing
Schedule.

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                                       12

          "EURO-DOLLAR RATE" means for any Interest Period with respect to any Euro-Dollar Loan:

          (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately
     11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (ii) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (iii) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in U.S. dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Euro-Dollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

          "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion U.S. dollars in respect OF "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "EVENT OF DEFAULT" has the meaning set forth in SECTION 6.01.

          "EXISTING LETTER OF CREDIT" means each of the letters of credit identified by the Borrower on SCHEDULE III.

          "EXISTING LITIGATION" has the meaning specified in SECTION 4.05.

          "EXTRAORDINARY GAINS AND LOSSES" means and includes, for any fiscal period, all extraordinary gains and losses and all other material nonrecurring noncash items of the Parent and its Subsidiaries for such period, determined on a consolidated basis and, in addition, includes, without limitation, gains or losses from the discontinuance of operations and gains or

                      Tyco Credit Agreement (364-Day 2003)

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                                       13

losses of the Parent and its Subsidiaries for such period resulting from the sale, conversion or other disposition of material assets of the Parent or any Subsidiary other than in the ordinary course of business.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) quoted to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "FEE LETTER" means the Fee Letter dated December 20, 2002 among the Borrower, the Parent, Bank of America and the Joint Lead Arrangers, as amended or otherwise supplemented from time to time.

          "FINANCIAL L/C" means a Letter of Credit issued hereunder that is not a Performance L/C.

          "FINANCING DOCUMENTS" means (i) this Agreement, (ii) the Fee Letter,
(iii) each Letter of Credit Application, (iv) the Subsidiary Guarantees, (v) the Promissory Notes, (vi) the Cash Collateral Account Agreements and (vii) the Commitment Letter dated as of December 20, 2002, as amended or otherwise supplemented from time to time, among the Borrower, the Parent, Bank of America and the Joint Lead Arrangers with respect to those provisions therein that are stated to survive the execution and delivery of this Agreement.

          "FITCH RATINGS" means Fitch, Inc., or any successor to its business of rating debt securities.

          "FIVE-YEAR CREDIT AGREEMENT" means the Five-Year Credit Agreement dated as of February 7, 2001 among the Borrower, the Parent, the banks party thereto, JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as agent, and the other agents party thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted under the terms of the Financing Documents.

          "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

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                                       14

          "GROUP OF LOANS" means, at any time, a group of Loans consisting of
(i) all such Loans which are Base Rate Loans at such time or (ii) all such Loans which are Euro-Dollar Loans having the same Interest Period at such time, PROVIDED that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to ARTICLE 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "GUARANTEED OBLIGATIONS" has the meaning specified in SECTION 10.01
(a).

          "GUARANTORS" means, collectively, the Parent, the Parent Subsidiary Guarantors, the Borrower Subsidiary Guarantors and each other Subsidiary party to a Subsidiary Guarantee.

          "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "HONOR DATE" has the meaning set forth in SECTION 2.04(c)(i).

          "INDEBTED SUBSIDIARY" has the meaning set forth in SECTION 5.07.

          "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION
9.03(b).

          "INDEMNITEE" has the meaning set forth in SECTION 9.03(b).

          "INTANGIBLE ASSETS" means, at any date, the amount (if any) which would be stated under the heading "Goodwill, Net" and "Intangible Assets, Net" or under any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of the Parent and its Subsidiaries prepared on a consolidated basis as of such date.

          "INTERCOMPANY DEBT" means (i) any Debt of the Parent owed to a Subsidiary and (ii) any Debt of a Subsidiary owed to the Parent or to another Subsidiary.

          "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six

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                                       15

months thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and the Banks), as the Borrower may elect in such notice; PROVIDED that:

          (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

and PROVIDED FURTHER that any Interest Period applicable to any Loan which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of Equity Interests in or other securities of another Person, (ii) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of EXHIBIT I hereto.

          "JOINT LEAD ARRANGERS" means BAS and MSSF.

          "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

          "L/C ISSUERS" means Bank of America in its capacity as issuer of Letters of Credit hereunder and any other Bank that with the consent of the Co-Agents, agrees to issue Letters of Credit hereunder, and their respective successors as Letter of Credit Issuers hereunder.

          "L/C MARGIN" means (i) with respect to a Financial L/C, the Euro-Dollar Margin then in effect and (ii) with respect to a Performance L/C, the Euro-Dollar Margin then in effect minus 0.75%.

          "L/C OBLIGATION" means, as at any date of determination, with respect to a Letter of Credit, the undrawn amount of such Letter of Credit PLUS the aggregate amount of all

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                                       16

Unreimbursed Amounts with respect to such Letter of Credit and "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS the aggregate amount of all Unreimbursed Amounts.

          "LETTER OF CREDIT" means any standby letter of credit issued hereunder supporting the performance of a Person under a contract or agreement in the ordinary course of business and shall include the Existing Letters of Credit.

          "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuers.

          "LETTER OF CREDIT EXPIRATION DATE" means, with respect to any Letter of Credit issued hereunder, the date that is up to one year after the date of issuance of such Letter of Credit (or, if such day is not a Business Day, the next preceding Business Day) and that is specified in such Letter of Credit (or amendment thereto or extension thereof) as the date on which it expires.

          "LETTER OF CREDIT SUBLIMIT" means an amount equal to U.S.$1,200,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Parent or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such asset. A bank's right of set-off against a deposit or other account with such bank shall not constitute a "Lien" hereunder unless such deposit or account is maintained as part of an arrangement with the intention of securing Debt or other obligations of the Parent or a Subsidiary (other than fees of such bank for banking services).

          "LOAN" means a loan made or to be made by a Bank pursuant to SECTION
2.01 (a): PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "MAINTENANCE LEVEL" has the meaning set forth in SECTION 5.14(b).

          "MARKET-BASED PREMIUM" means, for any Quarterly Payment Date or other date of determination, a rate per annum equal to the excess of the Market Spread on the second Business Day prior to such date over the applicable Euro-Dollar Margin then in effect pursuant to the Pricing Schedule; PROVIDED that the Market-Based Premium shall at no time exceed 1.00%; and PROVIDED FURTHER that, if the Benchmark Notes have Debt Ratings of at least (i) BBB- by S&P and Bal by Moody's, the Market-Based Premium shall not exceed 0.50% or (ii) BBB- by S&P and Baa3 by Moody's, the Market-Based Premium shall be zero.

          "MARKET SPREAD" means the difference between the Spread to Treasuries and the Designated Swap Rate, expressed as a percentage; PROVIDED, HOWEVER, that in the event that no

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                                       17

"bid" and "ask" quotes for the Benchmark Notes are able to be obtained by the Co-Agents from the trading desks of SSB, Morgan Stanley and BAS for four or more of the ten consecutive trading days ending on the third Business Day prior to a Quarterly Payment Date or other date of determination, the Market Spread for such date shall equal 1.00% above the applicable Euro-Dollar Margin then in effect pursuant to the Pricing Schedule.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the business, assets, liabilities (actual or contingent, other than contingent obligations arising in the ordinary course of business), consolidated financial position or consolidated results of operations or condition (financial or otherwise) of the Parent and its Subsidiaries, considered as a whole, (ii) a material impairment of the ability of the Obligors to perform their obligations under the Financing Documents, or (iii) a material impairment of the rights and remedies of any Agent or any Bank under the Financing Documents.

          "MATERIAL DEBT" means Debt of the Parent and/or one or more of its Subsidiaries, arising in one or more related transactions, in an aggregate outstanding principal amount exceeding U.S.$50,000,000.

          "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of U.S.$25,000,000.

          "MEXICAN PROJECT FINANCING" means up to U.S.$120,000,000 of project financing of assets acquired or constructed after the date hereof by a Subsidiary of Earth Tech Holdings, Inc. organized under the laws of Mexico, which project financing is not Guaranteed by, or otherwise recourse (other than recourse to such acquired or constructed assets) to, the Parent or any Subsidiary.

          "MOODY'S" means Moody's Investors Service, Inc., or any successor to such corporation's business of rating debt securities.

          "MORGAN STANLEY" means Morgan Stanley & Co., Incorporated.

          "MSSF" means Morgan Stanley Senior Funding, Inc.

          "MULTIEMPLOYER PLAN" means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA either (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions or
(ii) has at any time within the preceding five plan years been maintained, or contributed to, by any Person who was at such time a member of the ERISA Group for employees of any Person who was at such time a member of the ERISA Group.

          "NONRENEWAL NOTICE DATE" has the meaning set forth in SECTION 2.04(b)(iii).

          "NOTICE OF BORROWING" has the meaning set forth in SECTION 2.02.

          "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in
SECTION 2.16(a).

          "NOTICE OF ISSUANCE" has the meaning set forth in SECTION 2.04(b)(i).

                      Tyco Credit Agreement (364-Day 2003)

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                                       18

          "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor arising under any Financing Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including, without limitation, those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Obligors under the Financing Documents include (i) the obligation to pay principal, interest, letter of credit fees, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Obligor under any Financing Document and (ii) the obligation of any Obligor to reimburse any amount in respect of any of the foregoing that any Bank, in its sole discretion, may elect to pay or advance on behalf of such Obligor.

          "OBLIGOR" means, at any time, the Borrower and each Guarantor at such time.

          "OTHER CURRENCY" has the meaning set forth in SECTION 9.11.

          "OTHER TAXES" has the meaning set forth in SECTION 8.04(b).

          "OUTSTANDING AMOUNT" means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "PARENT" means Tyco International Ltd., a Bermuda company, and its successors.

          "PARENT SUBSIDIARY GUARANTORS" means Sensormatic Electronics Corporation, Scott Technologies, Inc. and Innerdyne, Inc.

          "PARENT'S 2002 FORM 10-K" means the Parent's annual report on Form 10-K for the fiscal year ended September 30, 2002, as filed with the SEC pursuant to the Securities Exchange Act of 1934.

          "PARI PASSU GUARANTEES" means Guarantees granted by Subsidiaries (other than the Borrower) in favor of the holders of (i) any of the Borrower's or the Parent's senior unsecured long-term debt securities, (ii) other facilities that the Borrower or the Parent may be required to treat on a PARI PASSU basis with other senior unsecured indebtedness or (iii) the obligations of the Borrower or the Parent under the Five-Year Credit Agreement.

          "PARTICIPANT" has the meaning set forth in SECTION 9.06(d).

          "PAYEE" has the meaning set forth in SECTION 9.11.

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                                       19

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERFORMANCE L/C" means a Letter of Credit issued hereunder supporting a Performance Obligation.

          "PERFORMANCE OBLIGATION" means (i) performance obligations under supply, service or construction contracts, including, without limitation, bid and performance bonds or guaranties relating to the foregoing obligations and contracts or (ii) letters of credit or bank guarantees that support the obligations referred to in clause (i).

          "PERMITTED ACQUIRED DEBT" means Debt of a Person that (i) was existing at the time such Person became a Subsidiary or merged into a Subsidiary, (ii) was not created in contemplation of such event and (iii) remains outstanding no more than 180 days after the date such Person became a Subsidiary or merged into a Subsidiary.

          "PERMITTED ACQUISITION" means the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be beneficially wholly owned (except for directors' qualifying shares and investments by foreign nationals mandated by applicable law) directly by the Parent or one or more of its Wholly Owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); PROVIDED that the acquisition of Dealer Accounts in the ordinary course of business shall not constitute, for purposes of this definition of Permitted Acquisition, the acquisition of all or substantially all of the property and assets of a Person; and PROVIDED FURTHER that, with respect to each such purchase or other acquisition: (i) any such newly created or acquired Subsidiary shall comply with the requirements of SECTION 5.11; (ii) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Parent and its Subsidiaries in the ordinary course; (iii) such purchase or other acquisition could not reasonably be expected to have a Material Adverse Effect (as determined in good faith by the board of directors (or the persons performing similar functions) of the Parent if (x) the board of directors of the Parent is otherwise approving such transaction or (y) the aggregate value of the consideration to be paid by the Parent or a Subsidiary in connection with such purchase or acquisition exceeds U.S.$25,000,000); (iv) on such date of determination, total cash and noncash consideration, when aggregated with the total cash and noncash consideration paid by or on behalf of the Parent and its Subsidiaries for all other purchases and other acquisitions made by the Parent and its Subsidiaries after the Effective Date shall not exceed U.S.$1,250,000,000; PROVIDED that the value of noncash consideration consisting of common stock of the Parent shall be excluded from the calculations under this clause (iv); (v) (a) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (b) immediately after giving effect to such purchase or other acquisition, the Parent and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in SECTION 5.09; and (vi) if the aggregate value of the consideration to be paid by the Parent or a Subsidiary exceeds U.S.$100,000,000, the Parent shall have delivered to the Administrative Agent, on behalf of the Banks, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably

                      Tyco Credit Agreement (364-Day 2003)

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                                       20

satisfactory to the Administrative Agent, certifying that all of the foregoing requirements have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

          "PERMITTED BORROWER DEBT" means Debt in an aggregate principal amount not to exceed U.S.$1,000,000,000 incurred by the Borrower and, if so elected by the Borrower, Guaranteed by the Parent or as otherwise permitted under the terms hereof.

          "PERMITTED DEBT SWAPS" means any exchange of any of the Borrower's or the Parent's publicly traded debt securities for new debt securities that are registered under the Securities Act of 1933, as amended or eligible for private placement under Section 4(2) or Regulation S of such Act or Rule 144A of the Securities Exchange Act of 1934, as amended and that otherwise meet the requirements set forth in the definition of Permitted Refinancing.

          "PERMITTED INVESTMENTS" means Investments that constitute the following: (i) cash or Cash Equivalents, (ii) trade accounts receivable created or made in the ordinary course of business, (iii) Permitted Acquisitions, (iv) Investments in Permitted Project Financings in an aggregate amount not to exceed U.S.$200,000,000, (v) Investments consisting of noncash consideration received in connection with any sale, lease, assignment or other disposition of property or assets permitted hereunder, (vi) promissory notes received by the Parent or any Subsidiary from customers for the sale of goods or services in the ordinary course of business, (vii) Intercompany Debt and Investments by the Parent or any Subsidiary in any Subsidiary; PROVIDED that loans to and other Investments pursuant to this clause (vii) after the Effective Date in Subsidiaries that are not Wholly Owned Subsidiaries shall be in an aggregate amount not to exceed U.S.$50,000,000 outstanding at any time, (viii) Investments in foreign local bank accounts not inconsistent with the cash management policies of the Parent on the date hereof, Investments that no longer constitute Cash Equivalents as a result of the conversion or other modification of Investments that previously constituted Cash Equivalents, solely to the extent such conversion or modification has been mandated by operation of any law, regulation or governmental order in the jurisdiction in which such Investment is held and such other Investments required by applicable law in a jurisdiction in which a Subsidiary does business, (ix) the acquisition of Dealer Accounts in the ordinary course of business, (x) Investments existing on the date hereof; PROVIDED that the total cash and noncash consideration paid by or on behalf of the Parent and its Subsidiaries after the Effective Date in connection with such Investments under earn-outs, holdbacks and similar arrangements for all purchases and other acquisitions made prior to the Effective Date shall not exceed U.S.$500,000,000, (xi) Venture Capital Investments made (A) pursuant to commitments in existence on the date hereof in an aggregate amount not to exceed U.S.$20,000,000 and (B) after the Effective Date, (xii) Investments in and by a Permitted Rabbi Trust to the extent made prior to the date hereof or required to be made pursuant to documents in effect on the date hereof that govern such Permitted Rabbi Trust and other Investments in Permitted Rabbi Trusts in an aggregate amount not to exceed U.S.$50,000,000 and Investments thereof by such Permitted Rabbi Trusts and (xiii) other Investments (in addition to those set forth above) in an aggregate amount, together with Investments under clauses
(iii) and (xi)(B) hereof, not to exceed U.S.$1,500,000,000; PROVIDED that, with respect to each Investment made pursuant to this clause (xiii): (a) the making of such Investment could not reasonably be expected to have a Material Adverse Effect (as determined in good faith by the board of directors (or persons performing similar functions) of the Parent if

                      Tyco Credit Agreement (364-Day 2003)

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                                       21

(x) the board of directors of the Parent is otherwise approving such transaction or (y) the aggregate value of the consideration to be paid by the Parent or a Subsidiary in connection with such Investment or acquisition exceeds U.S.$25,000,000); (b) such Investment shall be in property and assets that are part of, or in lines of business that are, substantially the same lines of business as one or more of the principal businesses of the Parent and its Subsidiaries (excluding Venture Capital Investments made pursuant to clause
(xi)(B) above); and (c) no Default shall occur as a result thereof.

          "PERMITTED LIENS" means each of the following as to which no execution or foreclosure shall have been commenced:

          (i) Liens for taxes, assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', materialmen's, repairmen's, bankers or other like Liens or Liens imposed by law and arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (iii) Liens incurred and pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (iv) easements, rights-of-way, covenants, consents, charges, restrictions and other similar encumbrances (whether or not recorded) affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (v) building restrictions, zoning laws and other similar statutes, laws, rules, regulations, ordinances and restrictions;

          (vi) leases or subleases of real property granted in the ordinary course of business to others not materially interfering with the business of the applicable Person, and consistent with past practices;

          (vii) Liens securing judgments for the payment of money not constituting an Event of Default or securing appeal or other surety bonds related to such judgments in an amount with respect to each such bond not to exceed U.S.$30,000,000;

          (viii) the rights of a lessor of property leased to the Parent or a Subsidiary under a lease that is not required to be capitalized under GAAP; and

                      Tyco Credit Agreement (364-Day 2003)

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                                       22

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods.

          "PERMITTED PROJECT FINANCINGS" means (i) the Mexican Project Financing and (ii) project financings of assets acquired or constructed after the date hereof by a corporation or other limited liability entity that either is not a Subsidiary or is a Subsidiary the sole assets of which consist of the project assets or Investments in the entity that owns the project assets (such Subsidiary being an "SPV"), which project financing is not Guaranteed by, or otherwise recourse to, the Parent or any Subsidiary other than an SPV and which project financing does not create a risk of material liabilities to the Parent and the Subsidiaries other than an SPV; PROVIDED, HOWEVER, that, for purposes of the foregoing definition, a limited recourse pledge of the Equity Interests held by the Parent or a Subsidiary in an SPV to secure Debt of such SPV otherwise permitted hereunder shall not be considered to constitute recourse to the Parent or such Subsidiary.

          "PERMITTED RABBI TRUSTS" means a "rabbi trust" or similar arrangement consistent with the Parent and the Subsidiaries' past practices.

          "PERMITTED RECEIVABLES TRANSACTION" means any sale or sales of, refinancing of and/or financing secured by, any accounts receivable of the Parent and/or any of its Subsidiaries (the "RECEIVABLES") pursuant to which the Parent and its Subsidiaries realize aggregate net proceeds of not more than U.S.$1,000,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed U.S.$1,000,000,000.

          "PERMITTED REFINANCINGS" means Permitted Borrower Debt, Permitted Debt Swaps and any refinancings, refundings, renewals or extensions of any Debt, in each case to the extent that (i) the amount of the new Debt permitted hereunder as a Permitted Refinancing does not exceed (x) the amount of the original Debt plus (y) an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, for such refinancing, (ii) other than in the case of a Permitted Debt Swap, the original Debt matures prior to December 31, 2004, (iii) in the case of a Permitted Debt Swap, the maturity of the new Debt shall not be earlier than the original Debt, (iv) other than in the case of Permitted Borrower Debt, there are no obligors or issuers of the new Debt other than (x) the obligors and issuers party to the original Debt prior to such refinancing, refunding, renewal or extension and (y) the Parent and any Subsidiary of which any of the obligors or issuers of the original Debt are Subsidiaries; (v) no Liens are granted to the holders of the new Debt in addition to those granted to the holders of the original Debt and (vi) the Borrower confirms to the Administrative Agent at the time of incurrence of the new Debt that its proceeds are intended to be applied to a Permitted Refinancing and such proceeds are applied (x) other than in the case of Permitted Borrower Debt, to repay, repurchase or defease the original Debt upon or within three months after the incurrence of such new Debt or (y) to reimburse the Parent or the relevant Subsidiary for repayments, repurchases or defeasances of original Debt after the Effective Date and, other than in the case of Permitted Borrower Debt, within three months prior to the incurrence of such new Debt.

                      Tyco Credit Agreement (364-Day 2003)

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                                       23

          "PERMITTED SECURITIZATIONS" means securitizations of Dealer Accounts effected by transfer of such Dealer Accounts and the receivables, payment intangibles and general intangibles associated therewith to a corporation or other limited liability entity that either is not a Subsidiary or is a Subsidiary the assets of which consist of Dealer Accounts and rights and obligations related thereto (such Subsidiary being a "SECURITIZATION VEHICLE") and the sale by such Securitization Vehicle of Dealer Accounts and the receivables, payment intangibles and general intangibles associated therewith, or interests therein, or the borrowing by such Securitization Vehicle against the value of such Dealer Accounts and the receivables, payment intangibles and general intangibles associated therewith, the payment of principal and interest of which is not Guaranteed by, and which Securitization is not otherwise recourse to, the Parent or any Subsidiary other than a Securitization Vehicle; PROVIDED, HOWEVER, that, for purposes of the foregoing definition, a limited recourse pledge of the Equity Interests held by the Parent or a Subsidiary in a Securitization Vehicle to secure Debt or other obligations of such Securitization Vehicle otherwise permitted hereunder shall not be considered to constitute recourse to the Parent or such Subsidiary; and PROVIDED FURTHER that the obligation of the Parent or a Subsidiary to perform customary servicing activities and monitoring activities in respect of transferred Dealer Accounts and customary representations and warranties as to the nature and existence of the Dealer Accounts (but not as to their performance or collectibility) by the transferor Subsidiary shall not constitute recourse for purposes of this definition.

          "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "PREFERRED STOCK" means any issue of capital stock of the Parent or any Subsidiary that is entitled to any preference or priority over any other class of the issuer's capital stock.

          "PRICING SCHEDULE" means the Pricing Schedule attached hereto as
SCHEDULE I.

          "PROMISSORY NOTES" means promissory notes of the Borrower, substantially in the form of EXHIBIT A hereto, evidencing the obligation of the Borrower to repay the Loans, and "PROMISSORY NOTE" means any one of such promissory notes issued hereunder.

          "PROPERTY" means any interest of any kind in any property or assets, whether real, mixed or personal and whether tangible or intangible.

          "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31 or, if any such date is not a Business Day, the next succeeding Business Day.

                      Tyco Credit Agreement (364-Day 2003)

          "RATING AGENCY" means S&P or Moody's.

          "RATINGS UPGRADE" means the Borrower's Debt Securities obtaining Debt Ratings of at least BBB- from S&P and Baa3 from Moody's, stable outlook from each.

          "RECIPIENTS" has the meaning set forth in SECTION 9.14.

          "REFINANCING" has the meaning set forth in SECTION 5.07 (and the term "REFINANCED" has a correlative meaning).

          "REGISTER" has the meaning set forth in SECTION 9.06(c).

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REMARKETABLE SECURITIES" means the U.S.$750,000,000 6 1/4% Dealer Remarketable Securities due 2013 issued by the Borrower and guaranteed by the Parent.

          "REQUIRED BANKS" means at any time Banks having at least 51% of the sum of (i) the Total Outstandings (with the aggregate amount of each Bank's risk participation and funded participation in L/C Obligations being deemed "held" by such Bank for purposes of this definition) and (ii) the aggregate unused Commitments; PROVIDED that the portion of the Total Outstandings and unused Commitments held or deemed held by any Defaulting Bank shall be excluded for purposes of making a determination of Required Banks.

          "REQUIRED CURRENCY" has the meaning set forth in SECTION 9.11.

          "RESPONSIBLE OFFICER" means any of the following: (i) the chairman, president, chief financial officer, treasurer or secretary of the Parent, (ii) the treasurer of Tyco International (US) Inc. or (iii) a director or managing director of the Borrower.

          "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Parent's or any Subsidiary's capital stock or other Equity Interest (except to the extent such dividends and distributions are payable (x) in shares of its capital stock or Stock Equivalents or (y) to the Parent or any Subsidiary), (ii) any payment (except to the extent payable (x) in shares of the Parent's or such Subsidiary's capital stock or Stock Equivalents or (y) to the Parent or any Subsidiary) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Parent's or such Subsidiary's capital stock or other Equity Interest or (b) any option, warrant or other right to acquire shares of the Parent's or such Subsidiary's capital stock or other Equity Interest or (iii) at all times prior to a Ratings Upgrade, any payment (except
(1) to the extent payable to the Parent or any Subsidiary or (2) a Permitted Debt Swap) on account of the repayment, prepayment, purchase, redemption, defeasance, retirement or acquisition of any Debt of the Parent or any Subsidiary that, by its terms as in effect on the date hereof, is scheduled to mature after December 31, 2004 other than (x) a regularly scheduled payment, (y) the reduction of Outstandings under a revolving credit, overdraft or similar facility, but, in the case of the Five-Year Credit Agreement only, without cancellation or reduction of the commitments thereunder or (z) the repurchase, redemption, retirement or acquisition of the Parent's Liquid Yield Option Notes due 2020, ADT Operations,

                      Tyco Credit Agreement (364-Day 2003)

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                                       25

Inc.'s Liquid Yield Option Notes due 2010, the Borrower's Zero Coupon Convertible Debentures due 2021 or the Remarketable Securities to the extent required by the terms of such Debt (other than as a result of a default thereunder).

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

          "SALE AND LEASEBACK TRANSACTION" shall mean any arrangement with any Person providing for the leasing by the Parent or any Subsidiary of any property or assets (whether such property or assets are now owned or hereafter acquired) that have been or are to be sold or transferred by the Parent or such Subsidiary to such Person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years and (ii) leases of property or assets executed by the time of, or within 180 days after the latest of, the acquisition or the completion of construction of such property or assets.

          "SEC" means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

          "SIGNIFICANT SUBSIDIARY" means, at any date, (i) any Subsidiary of the Parent as to which the proportionate share attributable to such Subsidiary and its Subsidiaries of the revenues of the Parent and its Subsidiaries (after intercompany eliminations) exceeds 2% of the total revenues of the Parent and its Subsidiaries, determined on a consolidated basis as of the end of the most recently completed fiscal year or (ii) any other Subsidiary which is an Obligor.

          "SPECIFIED CHARGES" means, for any fiscal period, (i) up to an aggregate of U.S.$500,000,000 of cash restructuring and other charges and U.S.$2,500,000,000 of noncash restructuring charges and other nonrecurring charges of the Parent and the Subsidiaries, in each case for the period from the Effective Date until the last day of such fiscal period and (ii) noncash charges for goodwill and other intangible asset impairments under FASB 142 and 144 of the Parent and the Subsidiaries for such fiscal period.

          "SPREAD TO TREASURIES" means, as of any date of determination, (i) the value obtained from the "US GOVT EQUIVALENT" field on the Bloomberg Professional Terminal screen "TYC < Corp > < go >" after selecting the Benchmark Notes followed by "< Corp > YA < go >" and entering the Average Trading Price in the price field and then typing "< go >" MINUS (ii) the value on the Bloomberg Professional Terminal screen "ICUR 2/15/06 < go >", in each case at 10:00 a.m. on such date.

          "SSB" means Salomon Smith Barney Inc.

          "STOCK EQUIVALENTS" means, with respect to any Person, options, warrants, calls or other rights entered into or issued by such Person to acquire any capital stock or equity securities of, or other ownership interests in, or securities convertible into or exchangeable for, capital stock or equity securities of, or other ownership interests in, such Person.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other

                      Tyco Credit Agreement (364-Day 2003)
persons performing similar functions are at the time directly or indirectly beneficially owned by such Person or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; unless otherwise specified, Subsidiary means a Subsidiary of the Parent.

          "SUBSIDIARY GUARANTEE" means (i) a Guarantee entered into by a Subsidiary substantially in the form of Exhibit G-l, (ii) the Borrower Subsidiary Guarantee and (iii) the obligations of the Parent Subsidiary Guarantors under Article 10.

          "SUBSIDIARY GUARANTOR" means, at any time, each of the Parent Subsidiary Guarantors, the Borrower Subsidiary Guarantors and any other Subsidiary, including an Additional Subsidiary Guarantor, which at or prior to such time shall have delivered to the Administrative Agent (i) a Subsidiary Guarantee, a Borrower Subsidiary Guarantee Supplement or a Joinder Agreement, as applicable, duly executed by such Subsidiary, (ii) an opinion of counsel for such Subsidiary (which counsel may be an employee of the Parent or such Subsidiary) reasonably satisfactory to the Co-Agents with respect to such Borrower Subsidiary Guarantee Supplement or Joinder Agreement, as applicable, and covering enforceability and such additional matters relating to such Subsidiary Guarantee, Borrower Subsidiary Guarantee Supplement or Joinder Agreement as the Co-Agents may reasonably request and (iii) all documents the Co-Agents may reasonably request relating to the existence of such Subsidiary, the corporate authority for and the validity of such Subsidiary Guarantee, Borrower Subsidiary Guarantee Supplement or Joinder Agreement, as applicable, and any other matters reasonably determined by the Co-Agents to be relevant thereto, all in form and substance reasonably satisfactory to the Co-Agents.

          "SUBSIDIARY TANGIBLE ASSETS" means, at any time, the total assets of a Subsidiary LESS all Intangible Assets that would appear on a balance sheet of such Subsidiary and its Subsidiaries prepared on a consolidated basis in accordance with GAAP at such time.

          "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease or
(ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but that, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

          "TAXES" has the meaning set forth in SECTION 8.04(a).

          "TERMINATION DATE" means January 30, 2004 or, if such day is not a Business Day, the next preceding Business Day.

          "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

          "TYCOM SHIP LEASE PARTICIPATION AGREEMENT" means the Participation Agreement dated as of October 31, 2000 among C.S. Tycom Reliance Inc., as construction agent and charterer, the Parent, as guarantor, certain charterers party thereto, TMG Statutory Trust -2000, as owner, State Street Bank and Trust Company of Connecticut, National Association, as trustee, the note holders and certificate holders therein named, Citibank, N.A., as Agent and

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                                       27

Salomon Smith Barney, Inc., Commerzbank AG, and Bayerische Hypo - und Vereinsbank AG, New York Branch.

          "TYPE" has the meaning specified in SECTION 1.03.

          "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or to any other Person under Title IV of ERISA.

          "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "UNREIMBURSED AMOUNT" has the meaning set forth in SECTION 2.04(c)(i).

          "UNREIMBURSED DRAWING" means any drawing under any Letter of Credit which has not been reimbursed on the date when made.

          "UNREIMBURSED FUNDING" means, with respect to each Bank, such Bank's funding of its participation in any Unreimbursed Drawing in accordance with its Commitment Percentage.

          "VENTURE CAPITAL INVESTMENTS" means equity Investments of Tyco Sigma Limited, Tyco Eta Limited, Tyco Holdings (Bermuda) No. 4 Limited, Tyco Group S.a.r.l., Tyco International Finance Alpha GmbH (Switzerland), US Surgical Corporation, Tyco Electronics Corporation, Mallinckrodt Inc., Tyco Healthcare Group LP and Earth Tech Holdings, Inc. in a Person other than a Subsidiary pursuant to a venture capital transaction.

          "WHOLLY OWNED SUBSIDIARY" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and investments by foreign nationals mandated by applicable law) are at the time beneficially owned, directly or indirectly, by the Parent.

          Section 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Parent's independent public accountants) with the then most recent audited consolidated financial statements of the Parent and its Subsidiaries delivered to the Banks; PROVIDED that, if either (i) the Parent notifies the Co-Agents that the Parent wishes to eliminate the effect of any change in GAAP or any change in the application of GAAP in the most recent audited consolidated financial statements that has been concurred in by the Parent's independent public accountants on the operation of any covenant contained in ARTICLE 5 or (ii) the Co-Agents notify the Parent that they wish to effect such an elimination, then the Parent's

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                                       28

compliance with such covenant shall be determined on the basis of GAAP or such application in effect immediately before the relevant change in GAAP or change in application became effective, until either (A) such notice is withdrawn by the party giving such notice or (B) such covenant is amended in a manner satisfactory to the Parent and the Co-Agents to reflect such change in GAAP or change in application.

          Section 1.03. TYPES OF LOANS AND BORROWINGS. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to ARTICLE 2 on the same date, all of which Loans are of the same Type (subject to ARTICLE 8) and, in the case of Euro-Dollar Loans, have the same initial Interest Period. The "TYPE" of a Loan (or of a Borrowing comprised of such Loans) refers to the determination whether a Loan is a Euro-Dollar Loan or a Base Rate Loan, each of which constitutes a "TYPE."

          Section 1.04. LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

          Section 1.05. TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to New York City time.

          Section 1.06. CURRENCY EQUIVALENTS GENERALLY. Any amount specified in this Agreement (other than in ARTICLES 2, 7 and 9) or any of the other Financing Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by Bank of America in Charlotte, North Carolina at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency; PROVIDED that for purposes of compliance with the provisions of this Agreement specifying a U.S. dollar-denominated limit or threshold, the U.S. dollar equivalent of any amount in a foreign currency shall be determined for each action or event that is required to comply with such limit or threshold on the basis of the rate of exchange in effect on the date of such action or event (or, in the case of the incurrence of debt securities, the date of the underwriting agreement therefor and, in the case of a revolving credit commitment or similar arrangement, the date on which such commitment is entered into) and the Parent and its Subsidiaries shall not fail to be in compliance with such limit or threshold in respect of such action or event solely as a result of exchange rate fluctuations subsequent to such date.

                                    ARTICLE 2
                                   THE CREDITS

          Section 2.01. COMMITMENTS TO LEND. (a) LOANS. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this SECTION 2.01 from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Bank's

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                                       29

Commitment; PROVIDED, HOWEVER, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Commitments and (ii) the aggregate Outstanding Amount of the Loans of any Bank PLUS such Bank's Commitment Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Bank's Commitment. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by SECTION 2.11, prepay Loans and reborrow at any time prior to the Termination Date under this SECTION 2.01.

          (b) MINIMUM BORROWINGS. Each Borrowing under this SECTION 2.01 shall be in an aggregate amount of U.S.$10,000,000 or a larger multiple of U.S.$1,000,000 (except that any such Borrowing may be in the aggregate amount of the available Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments.

          Section 2.02. NOTICE OF BORROWING. The Borrower shall give the Administrative Agent written notice in substantially the form of EXHIBIT B-l hereto (a "NOTICE OF BORROWING") not later than 11:00 a.m. on (1) the date of each Borrowing comprised of Base Rate Loans and (2) the third Business Day before each Borrowing comprised of Euro-Dollar Loans, specifying:

          (i)     the date of such Borrowing, which shall be a Business Day;

          (ii)    the aggregate amount of such Borrowing;

          (iii)   the initial Type of Loans comprising such Borrowing; and

          (iv) in the case of Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          Each such Notice of Borrowing shall be given by a Responsible Officer of the Borrower and the satisfaction of the conditions in SECTIONS 3.02(c) and 3.02(d) shall be confirmed by a Designated Officer in the form of the Bringdown Certificate attached as Annex A to the Notice of Borrowing and each such Notice of Borrowing shall be irrevocable when given.

          Section 2.03. NOTICE TO BANKS; FUNDING OF LOANS. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's Commitment Percentage (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) On the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, not later than 1:00 p.m., in federal or other funds immediately available in New York City, to the Administrative Agent's Office.

          Unless the Administrative Agent determines that any applicable condition specified in ARTICLE 3 has not been satisfied or waived in accordance with SECTION 9.05, the Administrative Agent will make the funds so received from the Banks available to the Borrower no later than 3:00 p.m. on such date in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

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                                       30

          Section 2.04. LETTERS OF CREDIT. (a) THE LETTER OF CREDIT COMMITMENT.
(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Banks set forth in this
SECTION 2.04, (1) from time to time on any Business Day during the period from the Effective Date until the expiration of the Availability Period, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTION (b) below, and
(2) to honor drafts under the Letters of Credit; and (B) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower and fund Unreimbursed Drawings with respect thereto; PROVIDED that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit and no Bank shall be obligated to participate in any Letter of Credit if, as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Commitments, (y) the aggregate Outstanding Amount of the Loans of any Bank PLUS such Bank's Commitment Percentage of the Outstanding Amount of all L/C Obligations would exceed such Bank's Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sub limit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The underlying documentation with respect to Existing Letters of Credit shall be deemed to be amended to the extent necessary to conform to the provisions set forth herein and thereafter all Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof, including, without limitation, SECTION 2.04(k). The Borrower and each Person that becomes, in accordance with the terms hereof, an L/C Issuer agree that any letter of credit issued by such Person for the account of the Borrower that the Borrower and such L/C Issuer agree shall be treated as a Letter of Credit issued under this Agreement and that is identified to the Administrative Agent (including whether such letter of credit is a Performance L/C or Financial L/C) at the time such Person becomes an L/C Issuer or, in the case of Bank of America, promptly after the Effective Date shall, subject to the satisfaction of the conditions specified in SECTION 3.02 and the immediately preceding sentence, be deemed an Existing Letter of Credit hereunder. Each such Person that becomes an L/C Issuer shall confirm to the Administrative Agent on such date that it has received evidence satisfactory to it from the Borrower that each such Existing Letter of Credit is correctly identified to the Administrative Agent as a Performance L/C or Financial L/C, as the case may be.

          (ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

          (A) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date or shall impose upon such L/C Issuer any unreimbursed loss,

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                                       31

     cost or expense which was not applicable on the Effective Date and which such L/C Issuer in good faith deems material to it;

          (B) subject to SECTION 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance;

          (C) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer generally applicable to account parties;

          (D) such Letter of Credit is in an initial amount greater than U.S.$50,000,000; or

          (E) such Letter of Credit is to be used for a purpose other than supporting the performance of a Person under a contract or agreement in the ordinary course of business or is to be denominated in a currency other than U.S. dollars.

          (iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-RENEWAL LETTERS OF CREDIT. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon delivery by the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) of a notice of issuance in the form set forth on EXHIBIT B-2 (a "NOTICE OF ISSUANCE") appropriately completed and signed by a Responsible Officer of the Borrower together with (x) the confirmation by a Designated Officer in the form of a Bringdown Certificate attached as Annex A thereto, as to the satisfaction of the conditions in SECTIONS 3.02(c) and 3.02(d) and (y) a Letter of Credit Application appropriately completed and signed by a Responsible Officer of the Borrower, attached as Annex B thereto. The Notice of Issuance and annexes thereto must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, the Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents, if any, to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, the Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.

          (ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the

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                                       32

Administrative Agent has received a copy of such Letter of Credit Application and the Notice of Issuance from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Bank's Commitment Percentage TIMES the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer shall, subject to SECTION 2.04(a), issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); PROVIDED that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued; PROVIDED that if such L/C Issuer decides not to renew such Auto-Renewal Letter of Credit, such L/C Issuer shall notify the Administrative Agent and the Borrower no later than the Nonrenewal Notice Date of such nonrenewal. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Banks shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than twelve months after the date of such renewal; PROVIDED, HOWEVER, that such L/C Issuer shall not permit any such renewal if (A) the existing expiry date is after the end of the Availability Period, (B) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of SECTION 2.04(a) or otherwise) or (C) such L/C Issuer has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Banks have elected not to permit such renewal or (2) from the Administrative Agent, any Bank or the Borrower that one or more of the applicable conditions specified in SECTION 3.02 is not then satisfied.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c) DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS. (i) Upon each of (x) receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit and (y) the date of any payment by such L/C Issuer under a Letter of Credit (an "HONOR DATE"), the relevant L/C Issuer shall notify the Borrower and the Administrative Agent thereof. The Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing no later than three Business Days after the

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Honor Date. If the Borrower fails to reimburse such L/C Issuer on the Honor
Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT") shall bear interest at the Base Rate plus the Base Rate Margin, and if not reimbursed within such three Business Days thereafter, at the Default Rate, payable on demand.

          (ii) If so directed by the L/C Issuer on the Honor Date or at any time thereafter and prior to the Borrower's reimbursement of the Unreimbursed Amount, the Administrative Agent shall promptly notify each Bank of the Honor Date, the Unreimbursed Amount and the amount of such Bank's Commitment Percentage thereof and shall request each Bank to make its Commitment Percentage of such Unreimbursed Amount available in accordance with sub-paragraph (iii) below. Any notice given by an L/C Issuer or the Administrative Agent pursuant to
SECTION 2.04(c)(i) or this SECTION 2.04(c)(ii) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (iii) Each Bank (including any Bank acting as an L/C Issuer) shall upon any notice pursuant to SECTION 2.04(c)(ii) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the "Administrative Agent's Office" in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, each Bank that so makes funds available with respect to the Unreimbursed Amount shall be deemed to have made an Unreimbursed Funding in such amount and interest thereon shall thereafter accrue in favor of such Bank. The Administrative Agent shall remit the funds so received from the Banks to the relevant L/C Issuer.

          (iv) Each Bank's obligation to fund Unreimbursed Fundings to reimburse the L/C Issuers for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of an Unreimbursed Funding shall relieve or otherwise impair the obligation of the Borrower to reimburse each L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (v) If any Bank fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Bank pursuant to the foregoing provisions of this SECTION 2.04(c) by the time specified in SECTION 2.04(c)(iii), such L/C Issuer shall be entitled to recover from such Bank (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of such L/C Issuer submitted to any Bank (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

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                                       34

          (d) REPAYMENT OF PARTICIPATIONS. (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Bank such Bank's Unreimbursed Funding in respect of such payment in accordance with SECTION 2.04(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Bank its Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's Unreimbursed Funding was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to SECTION 2.04(c)(i) is required to be returned under any of the circumstances described in SECTION 9.04(b) (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Bank shall pay to the Administrative Agent for the account of such L/C Issuer its Commitment Percentage thereof on demand of the Administrative Agent, PLUS interest thereon from the date of such demand to the date such amount is returned by such Bank, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each Unreimbursed Funding shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Law;

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                                       35

          (v) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from the Subsidiary Guarantees or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower;

PROVIDED that nothing in this SECTION 2.04(e) shall be deemed a waiver of any rights of the Borrower under applicable law or the proviso to SECTION 2.04(f).

          The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the relevant L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

          (f) ROLE OF L/C ISSUERS. Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuers shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuers shall be liable to any Bank for (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks or the Required Banks, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Notice of Issuance or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuers, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of
SECTION 2.04(e); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower, which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) or document(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance, and not in limitation, of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or

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                                       36

purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g) CASH COLLATERAL. If, as of the date of expiration of the Availability Period, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize each such Letter of Credit (in an amount equal to the L/C Obligation in respect of such Letter of Credit determined as of the date of such expiration of the Availability Period). For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Banks, as collateral for each L/C Obligation, cash or deposit account balances pursuant to agreements (each, a "CASH COLLATERAL ACCOUNT AGREEMENT") substantially in the form attached hereto as EXHIBIT H. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Banks, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in the Cash Collateral Account(s). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds with respect to each outstanding Letter of Credit is less than the amount of the L/C Obligation in respect of such Letter of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account(s), an amount equal to the excess of (a) such aggregate Outstanding Amount with respect to such Letter of Credit over (b) the total amount of funds, if any, then held as Cash Collateral with respect to such Letter of Credit that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer of such Letter of Credit.

          (h) APPLICABILITY OF ISP98. Unless otherwise expressly agreed by an L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as maybe in effect at the time of issuance) shall apply to each Letter of Credit.

          (i) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Bank in accordance with its Commitment Percentage a letter of credit fee for each Letter of Credit equal to the L/C Margin for such Letter of Credit TIMES the (x) daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) or if applicable, (y) daily maximum amount then available to be drawn under such Letter of Credit if such amount may be automatically reduced under the terms of such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on each Quarterly Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the L/C Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the L/C Margin for such Letter of Credit separately for each period during such quarter that such L/C Margin was in effect.

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                                       37

          (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it in the amounts and at the times agreed to by the Borrower and such L/C Issuer. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          (k) CONFLICT WITH LETTER OF CREDIT APPLICATION. Notwithstanding anything to the contrary set forth in a Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

          (1) L/C REPORTS. Each L/C Issuer shall, on the first Business Day of each week, furnish to the Administrative Agent and the Borrower a written report setting forth a summary of the issuance date and Expiration Date of each Letter of Credit issued by such L/C Issuer during the previous week, whether each such Letter of Credit is a Performance L/C or a Financial L/C, the Outstanding Amount of the L/C Obligations for such Letters of Credit and drawings under such Letters of Credit during such time, which report shall be substantially in the form attached hereto as EXHIBIT J. Each L/C Issuer shall also notify the Administrative Agent in writing of any increases or decreases in the Outstanding Amount of the L/C Obligations for Letters of Credit issued by such L/C Issuer within one Business Day of any such increase or decrease. Each L/C Issuer that is the issuer of an Existing Letter of Credit confirms that it has received evidence satisfactory to it from the Borrower that such Letter of Credit is correctly identified on SCHEDULE III as a Performance L/C or Financial L/C, as the case may be.

          Section 2.05. PROMISSORY NOTES. (a) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans be evidenced by a single Promissory Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans and such Bank's Commitment Percentage of the L/C Obligations. Each such Promissory Note shall be in substantially the form of Exhibit A hereto. Each reference in this Agreement to the "Promissory Note" of such Bank shall be deemed to refer to and include any or all of such Promissory Notes, as the context may require.

          (b) Each Bank shall record the date, amount and Type of each Loan made by it, the date and amount of each Unreimbursed Drawing and the date and amount of each payment of principal or reimbursement made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Promissory Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan and Unreimbursed Drawing then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Promissory Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Promissory Note and to attach to and make a part of its Promissory Note a continuation of any such schedule as and when required.

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          Section 2.06. MATURITY OF LOANS. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

          Section 2.07. INTEREST RATES; MARKET-BASED PREMIUM. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for each such day plus the Base Rate Margin. Such interest shall be payable at maturity and quarterly in arrears on each Quarterly Payment Date prior to maturity. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the Default Rate.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Rate for such Interest Period plus the Euro-Dollar Margin for each such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the interest rate applicable to such Loan on the day before such payment was due and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to Bank of America is offered to Bank of America in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in SECTION 8.01 shall exist, at a rate per annum equal to the Default Rate).

          (d) On each Quarterly Payment Date and on the later of the Termination Date and the date of payment in full of all Obligations under the Financing Documents, the Borrower shall pay to the Administrative Agent for the account of each Bank in accordance with its Commitment Percentage additional interest equal to the Market-Based Premium, if any, applicable in respect of the preceding calendar quarter or other period TIMES the average daily Outstanding Amount during such quarter or other period of the Loans and the L/C Obligations TIMES the number of days in such quarter or other period DIVIDED by 360. The Market-Based Premium shall be payable in addition to any then applicable interest rate or letter of credit fee with respect to Base Rate Loans, Euro-Dollar Loans and L/C Obligations.

          Section 2.08. FEES. (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Bank in accordance with its Commitment Percentage, a commitment fee equal to the Commitment Fee Rate TIMES the actual daily amount

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                                       39

by which Commitments exceed the sum of (i) the Outstanding Amount of Loans and
(ii) (x) the Outstanding Amount of L/C Obligations MINUS (y) all then outstanding Unreimbursed Drawings; PROVIDED, HOWEVER, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Bank during the period prior to the time such Bank became a Defaulting Bank and unpaid at such time shall not be payable by the Borrower so long as such Bank shall be a Defaulting Bank except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and PROVIDED FURTHER that no commitment fee shall accrue on any of the Commitments of a Defaulting Bank so long as such Bank shall be a Defaulting Bank. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE 3 is not met. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date commencing with the first such date to occur after the Effective Date and upon the date of termination of the Commitments in their entirety.

          (b) OTHER FEES. The Borrower shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter and shall pay the other fees set forth in the Fee Letter in the amount and at the times specified therein. Each such fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          Section 2.09. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, which notice must be received by the Administrative Agent not later than 11:00 a.m., (i) terminate the Commitments and the Letter of Credit Sublimit at any time, if no Loans or Letters of Credit are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of U.S. $10,000,000 or any larger multiple thereof, the aggregate amount of (x) the Commitments in excess of the aggregate outstanding amount of the Loans or (y) the Letter of Credit Sublimit in excess of the aggregate outstanding amount of Letters of Credit. Each such notice shall be given by a Responsible Officer of the Borrower and shall be irrevocable when given. Promptly after receiving a notice pursuant to this Section, the Administrative Agent shall notify each Bank of the contents thereof. All commitment fees accrued until the effective date of any termination of the Commitments under this SECTION 2.09 shall be paid on the effective date of such termination.

          Section 2.10. MANDATORY TERMINATION OF COMMITMENTS. (a) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          (b) If after giving effect to any reduction or termination of unused Commitments under SECTION 2.09, the Letter of Credit Sublimit exceeds the amount of the Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

          Section 2.11. PREPAYMENTS. (a) OPTIONAL. (i) Subject in the case of Euro-Dollar Loans to SECTION 2.13, the Borrower may upon notice to the Administrative Agent not later than 10:30 a.m. (i) on the Business Day preceding the date of prepayment of any Group of Loans comprised of Base Rate Loans or
(ii) the third Business Day before the date of prepayment of any Group of Loans comprised of Euro-Dollar Loans, prepay any such Group of Loans (or

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                                       40

Borrowing), in each case in whole at any time, or from time to time in part in amounts aggregating U.S.$10,000,000 or a larger multiple of U.S.$1,000,000, by paying the principal amount to be prepaid together with, in the case of Euro-Dollar Loans, accrued interest thereon to but not including the date of prepayment. Each such notice shall be given by a Responsible Officer of the Borrower, shall be irrevocable when given and shall specify the date of such prepayment and the amount and Type of Loans to be prepaid. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

          (ii) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and once notice is so given to the Banks, the Borrower's notice of prepayment shall not thereafter be revocable by the Borrower.

          (b) MANDATORY. If for any reason the Total Outstandings at any time exceed the Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this SECTION 2.11(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Commitments then in effect.

          Section 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make each payment of principal of, and interest on, the Loans and Unreimbursed Amounts and of fees hereunder not later than 2:00 p.m. on the date when due, in federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to SECTION 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the respective accounts of the Banks. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue; PROVIDED that payment shall be deemed received by 2:00 p.m. if the Borrower provides the Administrative Agent with written confirmation of a Federal Reserve Bank of New York reference number no later than 4:00 p.m. on such Business Day. Whenever any payment of principal of, or interest on, the Base Rate Loans, Unreimbursed Amounts or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Borrower or any Bank has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Bank, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Bank, as the case may be, has

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                                       41

timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Bank failed to make such payment, such Bank shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Bank pays such amount to the Administrative Agent, then such amount shall constitute such Bank's Loan included in the applicable Borrowing. If such Bank does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall repay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          A notice of the Administrative Agent to any Bank or the Borrower with respect to any amount owing under this SUBSECTION (b) shall be conclusive, absent manifest error.

          (c) The obligations of the Banks hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Bank to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Loan or purchase its participation.

          (d) If any Bank makes available to the Administrative Agent funds for any Loan to be made by such Bank as provided in the foregoing provisions of this ARTICLE 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE 3 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Bank) to such Bank, without interest.

          (e) Nothing herein shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

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          Section 2.13. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to ARTICLE 2, 6 or 8 (other than SECTION 8.02)) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with
SECTION 2.03(a), 2.11(a) or 2.16 (other than as a result of default by such Bank), the Borrower shall reimburse each Bank within 15 days after written demand for any resulting loss or expense reasonably incurred by it (or by an existing or prospective Participant in the related Loan) in obtaining, liquidating or employing deposits or other funds from third parties., but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; PROVIDED that such Bank shall have delivered to the Borrower a certificate specifying in reasonable detail the calculation of, and the reasons for, the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          Section 2.14. COMPUTATION OF INTEREST AND FEES. (a) Interest and fees hereunder shall be computed on the basis of a year of 360 days for Euro-Dollar Loans and 365 days (or 366 days in a leap year) for Base Rate Loans and paid for the actual number of days elapsed (including the first day but excluding the last day).

          (b) All determinations and computations of interest rates hereunder, including, without limitation, the Market-Based Premium, by the Administrative Agent, any L/C Issuer or the Co-Agents shall be conclusive in the absence of manifest error.

          Section 2.15. REGULATION D COMPENSATION. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable Euro-Dollar Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the applicable Euro-Dollar Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice, and (y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

          Section 2.16. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Borrowing shall initially be of the Type specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of each such Group of Loans (subject to SUBSECTION 2.16(d) of this Section and the provisions of ARTICLE 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Business Day, and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for

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                                       43

     an additional Interest Period, subject to SECTION 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 11:00 a.m. on the third Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election shall be given by a Responsible Officer of the Borrower, shall be irrevocable when given and may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group of Loans and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each at least U.S.$10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Loans comprised of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

          (b)     Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of SUBSECTION 2.16(a) above;

          (iii) if the Loans comprising such Group of Loans are to be converted, the new Type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to SUBSECTION (a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

          (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate amount of any Group of Loans comprised of Euro-Dollar Loans created or continued as a result of such election would be less than U.S.$10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

          (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

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                                       44

                                    ARTICLE 3
                                   CONDITIONS

          Section 3.01. EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with SECTION 9.05):

          (a) receipt by the Co-Agents of counterparts of this Agreement, the Borrower Subsidiary Guarantee and the other Financing Documents signed by each of the parties hereto and thereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Co-Agents in form satisfactory to them of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and a Promissory Note executed by the Borrower in favor of each Bank requesting a Promissory Note;

          (b) receipt by the Co-Agents of an opinion of each of (i) the general counsel of the Parent, substantially in the form of EXHIBIT C-l hereto,
     (ii) Beghin & Feider in association with Allen & Overy, special Luxembourg counsel for the Borrower, substantially in the form of EXHIBIT D hereto,
     (iii) Appleby, Spurling & Kempe, special Bermuda counsel for the Parent, substantially in the form of EXHIBIT E hereto, (iv) Gibson, Dunn & Crutcher LLP, special New York counsel to the Borrower and the Parent, substantially in the form of EXHIBIT C-2 hereto and (v) counsel to each Subsidiary that is or will be a Subsidiary Guarantor on the Effective Date, substantially in the form of EXHIBIT K hereto;

          (c) receipt by the Co-Agents of an opinion of Shearman & Sterling, special counsel for the Co-Agents in form and substance satisfactory to the Co-Agents;

          (d) receipt by the Co-Agents of all documents the Co-Agents may reasonably request relating to the existence of the Borrower, the Parent and the Subsidiary Guarantors, the corporate authority for and the validity of this Agreement, the Promissory Notes and the other Financing Documents, and any other matters reasonably determined by the Co-Agents to be relevant hereto, all in form and substance reasonably satisfactory to the Co-Agents;

          (e) the Borrower shall have issued bonds convertible into common equity of the Parent (the "CONVERTIBLE BONDS") and shall have received no less than U.S.$2,500,000,000 in gross proceeds from the sale thereof;

          (f) the Borrower's Debt Securities shall have Debt Ratings of at least BBB- by S&P and Ba2 by Moody's and neither S&P nor Moody's shall have announced any intention to downgrade such securities;

          (g) receipt by the Co-Agents of the consolidated balance sheet of the Parent and its Subsidiaries as of September 30, 2002 and the related consolidated statements of income, of shareholders' equity and of cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP (without qualification) in a manner satisfactory to the Co-Agents and complying with the applicable rules and regulations promulgated by

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                                       45

     the SEC, which have been, in each case, delivered to and filed with the SEC on Form 10-K in accordance with the rules and regulations promulgated by the SEC;

          (h) except as publicly disclosed prior to January 1, 2003 in the Parent's annual report on Form 10-K for the fiscal year ended September 30, 2002, the Parent shall not have made any material restatement of its consolidated balance sheet as of September 30, 2001 and the related consolidated statements of income, of shareholders' equity and of cash flows for such fiscal year or for any prior period;

          (i) (A) there shall exist no material adverse change in any Existing Litigation disclosed to the Co-Agents prior to January 1, 2003 and (B) since January 1, 2003 there shall be no other material action, suit or proceeding pending against or to the knowledge of the Parent threatened against or affecting the Parent or any of its Subsidiaries, except for new shareholders' derivative litigation or shareholders' class actions covering the same facts as Existing Litigation;

          (j) there shall not have occurred any material adverse development, event or change in financial statement reporting required by any regulatory or governmental agency (including, without limitation, the SEC) or in any other disclosure matter;

          (k) receipt by the Co-Agents of a copy of the Parent's report on Form 8-K dated December 30, 2002 containing the results to such date of (i) the forensic accounting review conducted by Urbach Kahn & Werlin and (ii) the legal review conducted by Boies, Schiller & Flexner LLP with respect to the matters described in Item 2 of the Parent's Report on Form 10-Q for the quarter ended June 30, 2002;

          (1) receipt by the Co-Agents of a certificate of a Designated Officer certifying the accuracy of information regarding Debt of the Parent and its Subsidiaries existing on the date hereof, Liens of the Parent and its Subsidiaries existing on the date hereof, Investments of the Parent and its Subsidiaries existing on the date hereof and the ownership structure of the Parent and certain of its Subsidiaries, in form and substance satisfactory to the Co-Agents; and

          (m) arrangements satisfactory to the Co-Agents shall have been made for the payment of all fees and accrued expenses required to be paid on or before the Effective Date;

PROVIDED that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than February 14, 2003.

          Section 3.02. BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing or of any L/C Issuer to make an L/C Credit Extension is subject to the satisfaction (or waiver in accordance with SECTION 9.05) of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Borrowing and, if applicable, by such L/C Issuer of a notice of issuance as required by
     SECTION 2.02 or 2.04. as the case may be;

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                                       46

          (b) the fact that, immediately after such Borrowing or issuance, the aggregate outstanding amount of Letters of Credit will not exceed the Letter of Credit Sublimit and the aggregate outstanding amount of all Letters of Credit and the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately before and after such Borrowing or issuance, no Default shall have occurred and be continuing; and

          (d) the fact that (i) the representations and warranties of each Obligor contained in the Financing Documents that, by their terms are subject to a materiality standard, shall be true on and as of the date of such Borrowing or issuance and (ii) all other representations and warranties of each Obligor shall be true in all material respects on and as of the date of such Borrowing or issuance, in each case except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

Each Borrowing or issuance hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in SUBSECTIONS (b), (c) and (d) of this Section.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

          Each Obligor party hereto represents and warrants to the Agents and the Banks that:

          Section 4.01. CORPORATE EXISTENCE AND POWER. Each Obligor is an entity duly organized and validly existing under the laws of its jurisdiction of organization. Each Obligor has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, the "CONSENTS") required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

          Section 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Obligor of this Agreement and the other Financing Documents to which it is or is to be a party:
(a) are within its corporate powers; (b) have been duly authorized by all necessary corporate action on its part; (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on its part; and (d) do not contravene, or constitute a default under, any provision of (i) applicable law or regulation, (ii) its organizational documents, or (iii) any agreement or instrument evidencing or governing material Debt of such Obligor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any Significant Subsidiary. No Obligor or any of its Subsidiaries is in violation of any applicable law or regulation that, nor is any Obligor in violation of any material agreement, the violation or breach of which, could reasonably be expected to have a Material Adverse Effect.

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                                       47

          Section 4.03. BINDING EFFECT. This Agreement has been, and each other Financing Document, when delivered hereunder, will have been, duly executed and delivered by each Obligor that is party hereto or thereto. This Agreement constitutes a valid and binding agreement of such Obligor, and each other Financing Document, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Obligor party thereto.

          Section 4.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Parent and its Subsidiaries as of September 30, 2002 and the related consolidated statements of income, of shareholders' equity and of cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Parent's 2002 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Parent and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

          (b) Since September 30, 2002, there has been no material adverse change in the business, assets, liabilities (actual or contingent, other than contingent obligations arising in the ordinary course of business), results of operations or condition (financial or otherwise) of the Parent and its Subsidiaries, considered as a whole.

          (c) All financial projections concerning the Parent and the Borrower that have been delivered to the Agents, the Joint Lead Arrangers or the Banks by or on behalf of the Parent or the Borrower on or prior to the Effective Date have been prepared in good faith based upon assumptions reasonable at the time of delivery thereof (it being understood that financial projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Parent and the Borrower, and no assurance can be given that such projections will be realized).

          Section 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Parent threatened against or affecting, the Parent or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) except as disclosed in the Parent's filings on Forms 10-K, 10-Q or 8-K on or before the date hereof or as set forth on SCHEDULE 4.05 (the "EXISTING LITIGATION") and except for shareholders' derivative litigation or shareholders' class actions based on the same facts and circumstances as the Existing Litigation, that could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect or (b) which in any manner draws into question the validity or enforceability of the Financing Documents.

          Section 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance, except where the failure to so comply could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect, with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any

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                                       48

Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, that has resulted in or could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA), that could, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

          Section 4.07. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Parent conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Parent and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Parent has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

          Section 4.08. TAXES. Each Obligor has timely filed, or caused to be filed, all material tax returns (federal, state, local and foreign), each being true and correct in all material respects, required to be filed by it and paid
(a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other government changes (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it, except for such taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Obligors are aware as of the date hereof of any proposed tax assessments against it or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

          Section 4.09. SUBSIDIARIES. (a) Each of the Parent's Subsidiaries is duly organized, validly existing and (to the extent such concept is applicable to it) in good standing under the laws of its jurisdiction of organization, except where the failure to be so organized, existing or in good standing could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has all legal powers and all Consents required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

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                                       49

          (b) As of the Effective Date, the sole assets of Sensormatic Holding Corporation consist of 100% of the Equity Interests in Sensormatic Electronics Corporation and Scott Technologies Holdings, Inc. As of the Effective Date, the sole assets of Scott Technologies Holdings, Inc. consist of 100% of the Equity Interests in Scott Technologies, Inc. and Intercompany Debt.

          Section 4.10. NOT AN INVESTMENT COMPANY. No Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935. Neither the making of any Loan, nor the issuance of any Letter of Credit, nor the application of the proceeds or repayment thereof by the Borrower will violate any provision of the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935 or any rule, regulation or order of the SEC thereunder.

          Section 4.11. FULL DISCLOSURE. All information heretofore furnished by or on behalf of the Obligors to any Agent in connection with this Agreement (as modified or supplemented by other information so furnished) taken as a whole does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Obligors' control and that no assurance can be given that such projections will be realized.

          Section 4.12. OBLIGATIONS TO BE PARI PASSU. The obligations of each Obligor under the Financing Documents rank PARI PASSU as to priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Obligor.

          Section 4.13. OWNERSHIP OF PROPERTY. Each Obligor and each Subsidiary has good record and marketable title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 4.14. INTELLECTUAL PROPERTY; LICENSES, ETC. The Parent and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, licenses and other intellectual property rights that are used in the operation of their respective businesses as of the date hereof, except where the failure to own or to have the right to use would not have a Material Adverse Effect. To the best knowledge of the Parent, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any Subsidiary infringes upon any rights held by any other Person that could reasonably be expected to have a Material Adverse Effect.

          Section 4.15. CASUALTY. ETC. Neither the business nor the properties of any Obligor or any Subsidiary is affected by any fire, explosion, accident, strike, lockout or other

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                                       50

labor dispute, embargo, war, act of God, terrorism or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

          Section 4.16. SUBSIDIARY GUARANTORS. As of the Effective Date, the tangible assets of the Subsidiary Guarantors (other than Tyco Group S.a.r.l and Alpha), collectively, equal at least 37.5% of Consolidated Tangible Assets.

                                    ARTICLE 5
                                    COVENANTS

          So long as any Bank has any Commitment hereunder, any Letter of Credit remains outstanding or any amount payable under this Agreement or any Promissory Note remains unpaid:

          Section 5.01. INFORMATION. The Parent will deliver to each of the
Banks:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, such consolidated statements to be reported on by PricewaterhouseCoopers LLP or other independent public accountants of internationally recognized standing in a manner complying with the applicable rules and regulations promulgated by the SEC;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter, the related consolidated statements of income for such quarter, and the related consolidated statements of income and cash flows for the portion of the Parent's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and of cash flows in comparative form the figures for the corresponding quarter (in the case of consolidated statements of income) and for the corresponding portion of the Parent's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency on behalf of the Parent by a Designated Officer;

          (c) simultaneously with the delivery of each set of financial statements referred to in SUBSECTIONS (a) and (b) above, a copy of a certificate on behalf of the Parent signed by a Designated Officer (the original of which shall have been delivered to the Administrative Agent)
     (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of SECTIONS 5.08, 5.09, 5.10, 5.11(b), 5.13, 5.14(b) 5.16 and 5.17, on the
     date of such financial statements together with a description of each transaction that qualifies as a Permitted Project Financing, including the amount of any Debt related thereto and any Investment therein and (ii) stating whether any Default exists on the date of such certificate and, if any

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                                       51

     Default then exists, setting forth, in reasonable detail, the nature thereof and the action which the Parent is taking or proposes to take with respect thereto;

          (d) within five business days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate on behalf of the Parent signed by a Designated Officer setting forth, in reasonable detail, the nature thereof and the action which the Parent is taking or proposes to take with respect thereto;

          (e) promptly following the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Parent or the Borrower shall have filed with the SEC;

          (g) promptly upon any Responsible Officer obtaining knowledge of the commencement of any action, suit or proceeding before any court, arbitrator or other governmental body against the Parent or any of its Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a certificate on behalf of the Parent specifying the nature of such action, suit or proceeding and what action the Parent is taking or proposes to take with respect thereto;

          (h) promptly following, and in any event within 10 days of, any change or an announcement of an intention to make a change (or of a credit watch) in a Debt Rating by any Rating Agency, notice thereof;

          (i) promptly following any amendment of the Five-Year Credit Agreement, a true and complete copy of such amendment; and

          (j) from time to time, upon reasonable notice, such additional information regarding the financial position or business of the Parent and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

          Information required to be delivered pursuant to SUBSECTION (a), (b),
(e) or (f) above shall be deemed to have been delivered on the date on which the Parent provides notice to the Banks that such information has been posted on the Parent's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; PROVIDED that (i) such notice may be included in a certificate delivered pursuant to SUBSECTION 5.01
(c) and (ii) the Parent shall deliver paper copies of the information referred to in SUBSECTION (a), (b), (e) or (f) to any Bank that requests such delivery.

          Section 5.02. PAYMENT OF OBLIGATIONS. The Parent will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, tax liabilities, except where (i) any such failure to so pay or discharge could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (ii) such

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                                       52

liabilities or obligations are being contested in good faith by appropriate proceedings. The Parent will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of such liabilities or obligations.

          Section 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) Except as permitted by SECTION 5.04. the Parent will keep, and will cause each Subsidiary to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to so keep could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

          (b) The Parent will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its assets and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, product liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations of established reputations engaged in the same or a similar business, unless the failure to maintain such insurance could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

          Section 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Parent (a) will not engage in any business other than the holding of stock and other investments in its Subsidiaries and activities reasonably related thereto,
(b) will cause each Subsidiary to engage in business of the same general type as now conducted by the Parent's Subsidiaries and reasonably related extensions thereof, and (c) will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect
(x) their respective legal existence and (y) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless in the case of either the failure of the Parent or any other Obligor to comply with subclause (c) (y) of this SECTION 5.04 or the failure of a Subsidiary that is not an Obligor to comply with clause (b) or (c) of this SECTION 5.04. such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect; PROVIDED that nothing in this SECTION 5.04 shall prohibit (i) the merger, consolidation or amalgamation of a Subsidiary of the Borrower (other than a Subsidiary Guarantor) with or into another Subsidiary of the Borrower, (ii) the sale, lease, transfer, assignment or other disposition by a Subsidiary of all or any part of its assets to the Parent or another Subsidiary, (iii) the merger, consolidation or amalgamation of a Subsidiary of the Borrower (other than a Subsidiary Guarantor) with or into a Person other than the Parent or a Subsidiary, if the Person surviving such consolidation, merger or amalgamation is a Subsidiary of the Borrower and immediately after giving effect thereto, no Default shall have occurred and be continuing, (iv) the sale, lease, transfer, assignment or other disposition by a Subsidiary of the Borrower (other than a Subsidiary Guarantor) of all or any part of its assets to a Person other than the Parent or a Subsidiary, if the Person to which such sale, lease, transfer, assignment or other disposition is made is a Subsidiary of the Borrower and immediately after giving effect thereto, no Default shall have occurred and be continuing, (v) any transaction permitted pursuant to SECTION 5.11 or (vi) the termination of the legal existence of any Subsidiary of the Borrower (other than a Subsidiary Guarantor) if the Parent in good faith determines that such termination is in the best interest of the Parent and is not materially disadvantageous to the Banks.

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                                       53

          Section 5.05. COMPLIANCE WITH LAWS. The Parent will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (a) noncompliance therewith could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (b) the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

          Section 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. (a) The Parent will keep, and will cause each Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements that fairly present its business transactions and activities can be properly prepared in accordance with GAAP.

          (b) The Parent will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon reasonable notice to the Parent, at such reasonable times and as often as may reasonably be requested by any Bank.

          Section 5.07. LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS. The Parent will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by the Parent or any Subsidiary, or pay any Debt owed to the Parent or any Subsidiary, (b) make loans or advances to the Parent or any Subsidiary or (c) transfer any of its properties or assets to the Parent or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

          (i) applicable law, agreements with foreign governments with respect to assets located in their jurisdiction, or condemnation or eminent domain proceedings,

          (ii)    any of the Financing Documents,

          (iii) (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent or a Subsidiary, or (B) customary restrictions imposed on the transfer of copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreements or any rights thereunder,

          (iv) provisions contained in the instruments evidencing or governing Debt or other obligations or agreements, in each case existing on the date hereof,

          (v) provisions contained in documents evidencing or governing any Permitted Receivables Transaction,

          (vi) provisions contained in instruments evidencing or governing Debt or other obligations or agreements of any Person, in each case, at the time such Person (A) shall

                      Tyco Credit Agreement (364-Day 2003)
     be merged or consolidated with or into the Parent or any Subsidiary, (B) shall sell, transfer, assign, lease or otherwise dispose of all or substantially all of such Person's assets to the Parent or a Subsidiary, or
     (C) otherwise becomes a Subsidiary, PROVIDED that in the case of clause
     (A), (B) or (C), such Debt, obligation or agreement was not incurred or entered into, or any such provisions adopted, in contemplation of such transaction and such transaction is otherwise permitted hereunder,

          (vii) provisions contained in instruments amending, restating, supplementing, extending, renewing, refunding, refinancing, replacing or otherwise modifying, in whole or in part (collectively, "REFINANCING"), instruments referred to in clauses (ii), (iv) and (vi) of this SECTION 5.07, so long as such provisions are, in the good faith determination of the Parent's board of directors, not materially more restrictive than those contained in the respective instruments so Refinanced,

          (viii) provisions contained in any instrument evidencing or governing Debt or other obligations of any Parent Subsidiary Guarantor,

          (ix) any encumbrances and restrictions with respect to a Subsidiary imposed in connection with an agreement that has been entered into for the sale or disposition of such Subsidiary or its assets, PROVIDED such sale or disposition otherwise complies with this Agreement,

          (x) the subordination (pursuant to its terms) in right and priority of payment of any Debt owed by any Subsidiary (the "INDEBTED SUBSIDIARY") to the Parent or any other Subsidiary, to any other Debt of such Indebted Subsidiary, PROVIDED (A) such Debt is permitted under this Agreement and (B) the Parent's board of directors has determined, in good faith, at the time of the creation of such encumbrance or restriction, that such encumbrance or restriction could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect,

          (xi) provisions governing Preferred Stock issued by a Subsidiary, PROVIDED that such Preferred Stock is permitted under SECTION 5.08, and

          (xii) provisions contained in debt instruments, obligations or other agreements of any Subsidiary which are not otherwise permitted pursuant to clauses (i) through (xi) of this SECTION 5.07, PROVIDED that the aggregate investment of the Parent in all such Subsidiaries (determined in accordance with GAAP) shall at no time exceed the greater of (a) U.S.$300,000,000 or
     (b) 3% of Consolidated Tangible Assets.

The provisions of this SECTION 5.07 shall not prohibit (x) Liens not prohibited by SECTION 5.10 or (y) restrictions on the sale or other disposition of any property securing Debt of any Subsidiary, PROVIDED such Debt is otherwise permitted by this Agreement.

          Section 5.08. DEBT. The Parent shall not permit any Subsidiary to create, incur, assume or suffer to exist any Consolidated Debt other than (i) Debt in respect of Permitted Securitizations in an aggregate amount not to exceed U.S.$500,000,000 at any time outstanding, (ii) the Convertible Bonds,
(iii) Debt existing on the date hereof, but only to the extent such Debt was not incurred in contemplation of the entry into this Agreement, (iv) Debt under overdraft or

                      Tyco Credit Agreement (364-Day 2003)
revolving credit facilities existing on the date hereof in an aggregate amount not to exceed U.S.$653,000,000 at any one time outstanding, (v) Debt under the Financing Documents, (vi) Permitted Acquired Debt, (vii) Debt incurred under Permitted Receivables Transactions, (viii) Synthetic Lease Obligations incurred after the date hereof pursuant to the TyCom Ship Lease Participation Agreement as in effect on the Effective Date for ships under construction on the date hereof in an aggregate amount not to exceed U.S.$30,000,000, (ix) the Borrower's Guarantee, if any, of the Parent's Liquid Yield Option Notes due 2020, (x) any Permitted Refinancings of any such Debt described in the foregoing clauses (i),
(ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) and (xi) other Consolidated Debt in an aggregate outstanding principal amount for all Subsidiaries not to exceed U.S.$500,000,000.

          Section 5.09. FINANCIAL COVENANTS. (a) FIXED CHARGE COVERAGE. The ratio of Consolidated EBIT to Consolidated Interest Expense will not, for any period of four consecutive fiscal quarters, be less than 2.5 to 1.

          (b) CONSOLIDATED DEBT TO CONSOLIDATED EBITDA RATIO. The Parent shall maintain at all times a ratio of (i) Consolidated Debt (excluding Consolidated Debt that the Parent has identified to the Administrative Agent as intended to be refinanced pursuant to a Permitted Refinancing consummated after the Effective Date and prior to the date of determination, if as of such date of determination, such Consolidated Debt (or portion thereof) being refinanced has not remained outstanding for a period in excess of three months from the date of the incurrence of such Consolidated Debt pursuant to such Permitted Refinancing) to (ii) Consolidated EBITDA for the period of four fiscal quarters ended on or most recently prior to the date of determination of not more than the amount set forth below for each period set forth below:

                        PERIOD                                          RATIO
--------------------------------------------------------------------------------
        Effective Date through March 30, 2003                         4.55:1.00
         March 31, 2003 through June 29, 2003                         4.35:1.00
       June 30, 2003 through September 29, 2003                       4.10:1.00
     September 30, 2003 through December 30, 2003                      3.60:100
           December 31, 2003 and thereafter                           3.50:1.00

          (c) CONSOLIDATED NET WORTH. The Parent shall maintain at the end of each fiscal quarter of the Parent a Consolidated Net Worth of not less than the amount set forth below for each period set forth below:

                    QUARTER ENDING                                   AMOUNT
--------------------------------------------------------------------------------
                  December 31,2002                              $ 25,400,000,000
                    March 31,2003                               $ 25,700,000,000
                    June 30, 2003                               $ 26,200,000,000
                 September 30, 2003                             $ 26,700,000,000
          December 31, 2003 and thereafter                      $ 27,000,000,000

                      Tyco Credit Agreement (364-Day 2003)

          Section 5.10. RESTRICTIONS ON LIENS. The Parent will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

          (a) any Lien existing on any asset on the date hereof securing Debt that is outstanding on such date;

          (b) any Lien existing on any asset of, or Equity Interest in, any Person at the time such Person becomes a Subsidiary, which Lien was not created in contemplation of such event; PROVIDED that any Debt such Lien secures is permitted hereunder;

          (c) any Lien on any asset securing the payment of all or part of the purchase price of such asset upon the acquisition thereof by the Parent or a Subsidiary or securing Debt (including any obligation as lessee incurred under a capital lease) incurred or assumed by the Parent or a Subsidiary prior to, at the time of or within one year after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing property) or the commencement of full operation of such asset or property, whichever is later), which Debt is incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset or, in the case of real property, construction or improvements thereon; PROVIDED that in the case of any such acquisition or construction or improvement, the Lien shall not apply to any asset theretofore owned by the Parent or a Subsidiary, other than assets so acquired, constructed or improved;

          (d) any Lien existing on any asset of or Equity Interest in any Person at the time such Person is merged or consolidated with or into the Parent or a Subsidiary, which Lien was not created in contemplation of such event; PROVIDED that any Debt such Lien secures is permitted hereunder;

          (e) any Lien existing on any asset of or Equity Interest in any Person at the time of acquisition thereof by the Parent or a Subsidiary, which Lien was not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing of any Debt secured by any Lien permitted by any of the SUBSECTIONS (a) through (d) of this
     SECTION 5.10, PROVIDED the principal amount of Debt is not increased and is not secured by any additional assets;

          (g) any Lien to secure Debt of a Subsidiary to the Parent or to a Subsidiary Guarantor;

          (h)     any Lien created pursuant to a Permitted Receivables
     Transaction;

          (i) any Lien created pursuant to a Permitted Project Financing in an amount not to exceed the amount of Liens the Parent and its Subsidiaries are permitted to incur under the Five-Year Credit Agreement pursuant to an amendment after the date hereof that treats as a separate category of permitted Liens under SECTION 5.10 thereof Liens in connection with Permitted Project Financings; PROVIDED that in no event shall Liens

                      Tyco Credit Agreement (364-Day 2003)
     permitted under this clause (i) secure Debt in an aggregate principal amount in excess of U.S.$250,000,000;

          (j) any Lien to Cash Collateralize Letters of Credit issued hereunder and any Lien to secure the Obligations of the Obligors under the Financing Documents;

          (k) any Lien in favor of any country (or any department, agency, instrumentality or political subdivision of any country) securing obligations arising in connection with partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or securing obligations incurred for the purpose of financing all or any part of the purchase price (including the cost of installation thereof or, in the case of real property, the cost of construction or improvement or installation of personal property thereon) of the asset subject to such Lien (including, but not limited to, any Lien incurred in connection with pollution control, industrial revenue or similar financings);

          (1) Liens arising in the ordinary course of its business that secure obligations that (i) do not constitute Debt or (ii) arise in respect of letters of credit (other than Letters of Credit issued hereunder) which obligations do not exceed U.S.$200,000,000 in the aggregate at any time outstanding; PROVIDED that such Liens do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (m) Liens for property taxes not yet due or that are payable without penalty;

          (n)     Permitted Liens;

          (o) any Lien that secures obligations under a Permitted Securitization in an aggregate amount not to exceed U.S.$500,000,000;

          (p) any Lien pursuant to the documentation relating to a Permitted Rabbi Trust; and

          (q) Liens not otherwise permitted by the foregoing clauses (a) through (p) of this SECTION 5.10 securing Debt (without duplication) in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) U.S.$300,000,000 and (ii) 3% of Consolidated Tangible Assets.

          It is understood that any Lien permitted to exist on any asset pursuant to the foregoing provisions of this SECTION 5.10 may attach to the proceeds of such asset.

          Section 5.11. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) The Parent will not and will not permit any other Obligor or Subsidiary to consolidate, merge or amalgamate with or into any other Person, except that (i) a Subsidiary Guarantor may do so if such other Person is not the Parent or the Borrower and:

          (A)     a Subsidiary Guarantor is the surviving corporation;

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

          (B) immediately before and after giving effect to such transaction, (1) no Default shall have occurred and be continuing and (2) the Parent shall be in compliance with SECTION 5.14(b); and

          (C) such Subsidiary Guarantor has delivered to the Administrative Agent a certificate on behalf of such Subsidiary Guarantor signed by one of its Responsible Officers and an opinion of counsel, each stating that all conditions provided in this SECTION 5.11 relating to such transaction have been satisfied; and

          (ii) a Subsidiary that is not an Obligor may do so if immediately before and after giving effect to such transaction no Default shall have occurred and be continuing; PROVIDED that no Subsidiary of the Borrower shall consolidate with or merge into a Subsidiary that is not a Subsidiary of the Borrower.

          (b) (i) The Parent will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer, in any transaction or series of related transactions, to any Person (other than the Parent or a Subsidiary) any Property (including, without limitation, the Equity Interests in any Subsidiary) other than for fair market value and (ii) the Parent will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer, in any transaction or series of related transactions, to any Person (other than the Parent or a Subsidiary) any Property (including, without limitation, the Equity Interests in any Subsidiary) having a net book value in excess of 20% of Consolidated Assets determined as of the end of the fiscal quarter of the Parent most recently ended at the time of such sale or other transaction, or Property (including without limitation, Equity Interests in stock of a Subsidiary) which contributed in excess of 20% of Consolidated EBIT for the fiscal year of the Parent most recently ended at the time of such sale or other transaction.

          Section 5.12. TRANSACTIONS WITH AFFILIATES. The Parent will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of Equity Interests or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in or effect any other transaction with any Affiliate (collectively, "AFFILIATE TRANSACTIONS"); PROVIDED, HOWEVER, that the foregoing provisions of this SECTION 5.12 shall not prohibit the Parent or any of its Subsidiaries from (a) making Restricted Payments (including, for this purpose, transactions expressly excluded from the definition of a Restricted Payment) permitted by SECTION 5.13, (b) making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Parent or such Subsidiary as the terms and conditions that the Parent would reasonably expect to be obtained in a similar transaction with a Person that is not an Affiliate at such time, (c) making payments of principal, interest and premium on any Debt of the Parent or such Subsidiary held by an Affiliate if such payment is consistent with the terms of subordination of such Debt and the terms of such Debt are at least as favorable to the Parent or such Subsidiary as the terms which the Parent would reasonably expect to have been obtained at

                      Tyco Credit Agreement (364-Day 2003)
the time of the creation of such Debt from a lender that was not an Affiliate,
(d) paying or granting reasonable compensation and benefits to any director, officer, employee or agent of the Parent or any Subsidiary, (e) any Affiliate Transaction required pursuant to the terms of agreements existing on the date hereof or (f) engaging in any Affiliate Transaction not otherwise addressed in SUBSECTIONS (a)-(e) of this SECTION 5.12, the terms of which are not less favorable to the Parent or such Subsidiary than those that the Parent would reasonably expect to be obtained in a comparable transaction at such time with a Person that is not an Affiliate.

          Section 5.13. RESTRICTED PAYMENTS. The Parent will not, and will not permit any Subsidiary to, declare or make any Restricted Payment (excluding regularly scheduled dividend payments on Preferred Stock of the Parent unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to the date hereof does not exceed an amount equal to the sum of (a) U.S.$200,000,000 PLUS (b) with respect to Debt issued after the Effective Date that is convertible by its terms into common stock of the Parent, the principal amount of any such convertible Debt that converts into common stock of the Parent in accordance with its terms, PLUS (c) the aggregate cash proceeds (net of underwriting commissions) received by the Parent (other than from a Subsidiary) from the issuance or sale after the date hereof of common stock of the Parent, PLUS (d) an amount, not to exceed U.S.$200,000,000 in the aggregate, equal to the product of (x) 0.44 and (y) the principal amount of the Convertible Bonds that shall have been converted into common stock of the Parent in accordance with their terms. Nothing in this SECTION 5.13 shall prohibit the payment of any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this SECTION 5.13.

          Section 5.14. SUBSIDIARY GUARANTORS; COVENANT TO GIVE GUARANTEE AND PARI PASSU GUARANTEES. (a) Neither the Borrower nor the Parent shall permit any Subsidiary to grant a Pari Passu Guarantee to any Person unless each Subsidiary that grants any such Pari Passu Guarantee simultaneously grants a Subsidiary Guarantee in favor of the Agents, the L/C Issuers and the Banks, which Guarantee shall be PARI PASSU with the Pari Passu Guarantees.

          (b) If as a result of the following (i) the sale, lease or other transfer (including without limitation, by way of dividend or other distribution in either case in property other than cash) by any Subsidiary Guarantor or any Subsidiary of a Subsidiary Guarantor of any Equity interest or other assets to the Parent or the Borrower or any Subsidiary that is not a Subsidiary Guarantor or a Subsidiary of a Subsidiary Guarantor or (ii) the consolidation, merger or amalgamation of any Subsidiary Guarantor or any Subsidiary of a Subsidiary Guarantor into the Parent or the Borrower or a Subsidiary that is not a Subsidiary Guarantor or a Subsidiary thereof (or does not become as a result of or immediately following such consolidation, merger or amalgamation a Subsidiary Guarantor or a Subsidiary of a Subsidiary Guarantor), the aggregate Subsidiary Tangible Assets of the Subsidiary Guarantors and their Subsidiaries, collectively, is less than the aggregate Subsidiary Tangible Assets of the Subsidiary Guarantors and their Subsidiaries immediately prior to such transaction (the "MAINTENANCE LEVEL"), the Parent and the Borrower shall, in each case at the Borrower's expense, cause such additional Subsidiaries of the Parent and the Borrower reasonably acceptable to the Co-Agents (each, an "ADDITIONAL SUBSIDIARY GUARANTOR") to take all actions required hereunder to become a Subsidiary Guarantor, including, without limitation, the execution and delivery to the Co-Agents of a Joinder Agreement or a Borrower Subsidiary Guarantee Supplement, as applicable, as may be required to cause the Subsidiary Tangible Assets of the Subsidiary Guarantors and their

                      Tyco Credit Agreement (364-Day 2003)

Subsidiaries, including such Additional Guarantors, to be equal to or greater than the Maintenance Level.

          Section 5.15. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes, including, without limitation, capital expenditures. None of such proceeds will be used, directly or indirectly, (a) for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U or (b) to reimburse any drawing under a Letter of Credit.

          Section 5.16. LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. The Parent will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction that would cause the aggregate amount of Attributable Debt outstanding pursuant to all Sale and Leaseback Transactions entered into by the Parent or a Subsidiary after the date of this Agreement (other than any Attributable Debt outstanding pursuant to a Permitted Refinancing of a Sale and Leaseback Transaction) to exceed U.S.$500,000,000.

          Section 5.17. INVESTMENTS. At all times prior to a Ratings Upgrade, the Parent will not and will not permit any Subsidiary to make or hold any Investments other than Permitted Investments.

          Section 5.18. FIVE-YEAR CREDIT AGREEMENT. The Parent will not, and will not permit the Borrower to, make any amendment to the covenants, representations, warranties or events of default (or the defined terms included therein) in the Five-Year Credit Agreement that would result in such provisions being more restrictive on the Parent and its Subsidiaries than the corresponding provisions of this Agreement unless this Agreement is simultaneously amended to include such more restrictive provisions.

          Section 5.19. NEGATIVE PLEDGE. Except as set forth in agreements existing on the date hereof, the Parent will not enter into or suffer to exist, or permit any Subsidiary to enter into or suffer to exist, any agreement or contractual obligation that (a) prohibits or conditions the creation or assumption of any Lien upon any of its property or assets; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, unless in any such case such agreement or contractual obligation specifically excludes from its prohibitions, conditions and requirements the grant of Liens in favor of the Agents and Banks.

                                    ARTICLE 6
                                    DEFAULTS

          Section 6.01. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing and shall not have been waived in accordance with SECTION 9.05:

          (a) any principal of any Loan or any L/C Obligation shall not be paid when due, or any interest, any fees or other amounts payable hereunder shall not be paid within three Business Days of the due date thereof;

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

          (b) the Parent shall fail to observe or perform any covenant contained in SECTION 5.08, 5.09, 5.10, 5.11, 5.13, 5.14(a) or 5.19:

          (c) the Parent shall fail to observe or perform any covenant contained in SECTION 5.01, 5.07, 5.12, 5.14(b), 5.16 or 5.17, and such failure shall not be remedied within five days after any Responsible Officer obtains actual knowledge thereof;

          (d) any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement or in any Financing Document (other than those covered by clause (a), (b) or (c) of this SECTION 6.01) and such failure shall remain unremedied for 10 days after the earlier of (x) any Responsible Officer obtaining actual knowledge thereof or (y) notice thereof shall have been given to the Parent by the Administrative Agent at the request of any Bank;

          (e) any representation, warranty, certification or statement made by any Obligor herein or in any other Financing Document or by any Obligor or a Designated Officer in writing in any certificate, financial statement or other document required to be delivered to the Administrative Agent or any of the Banks pursuant to the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made);

          (f) the Parent or any Subsidiary shall fail to make any payment in respect of any Material Debt when due (after giving effect to any applicable grace period);

          (g) the Parent or any Subsidiary fails to observe or perform any other agreement or condition relating to Material Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event (other than in the case of Material Debt that, by its terms, entitles the holders to elect to be paid by payment, repurchase, redemption or otherwise on one or more specified dates prior to the final maturity thereof notwithstanding the absence of a default, the exercise by the holders thereof of the right to require such payment prior to final maturity) occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Debt or the beneficiary or beneficiaries of such Material Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Debt to be made, prior to its stated maturity, or such Material Debt to become payable or cash collateral in respect thereof to be demanded, in each case after the expiration of any applicable grace period; PROVIDED that any of the foregoing events with respect to Permitted Project Financings shall not constitute an Event of Default hereunder to the extent that Section 6.01(g) of the Five-Year Credit Agreement is amended to exclude such event with respect to Permitted Project Financings from "Events of Default" as such term is defined in the Five-Year Credit Agreement; and PROVIDED FURTHER that a drawing under any letter of credit or similar obligation by the beneficiary thereof shall not constitute an Event of Default hereunder so long as (i) the event entitling such beneficiary to make such drawing would not otherwise constitute an Event of Default hereunder and (ii) there is no default by the Parent or any Subsidiary in the payment of the resulting reimbursement obligation.

                      Tyco Credit Agreement (364-Day 2003)

          (h) (i) any corporate action is taken authorizing the winding up, liquidation, any arrangement or the taking of any other similar action of or with respect to the Parent or authorizing any corporate action to be taken to facilitate any such winding up, liquidation, arrangement, reorganization or amalgamation or other similar action or any member's voluntary winding up of the Parent as provided under the Bermuda Companies Law shall be commenced;

          (ii) (A) any petition shall be filed seeking the liquidation, any arrangement or the taking of any other similar action of or with respect to the Parent by the Registrar of Companies in Bermuda, or by any other Person or Persons, or (B) any petition shall be presented for the winding up of the Parent to a court of Bermuda as provided under the Bermuda Companies Law, or (C) any creditors' winding up of the Parent as provided under the Bermuda Companies Law shall be commenced, or (D) any receiver shall be appointed by a creditor of the Parent or by a court of Bermuda on the application of a creditor of the Parent as provided under any instrument giving rights for the appointment of a receiver thereto, and in the case of any such petition, winding up, appointment, order or other matter brought or requested by creditors of the Parent, such petition, winding up, appointment, order or other matter shall remain undismissed and unstayed for a period of 60 days;

          (iii) the Parent or any Significant Subsidiary shall (A) commence a voluntary case or other proceeding seeking liquidation, winding up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (B) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other similar proceeding commenced against it, or (C) make a general assignment for the benefit of creditors, or (D) fail generally to pay its debts as they become due, or
     (E) take any corporate action to authorize any of the foregoing; or

          (iv) (A) an involuntary case or other proceeding shall be commenced against the Parent or any Significant Subsidiary seeking liquidation, winding up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain in effect and undismissed and unstayed for a period of 60 days; or (B) an order for relief shall be entered against the Parent or any Significant Subsidiary under the Bankruptcy Law of any jurisdiction as now or hereafter in effect;

          (i) a judgment or order for the payment of money in excess of U.S. $30,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage) shall be rendered against the Parent or any Subsidiary and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

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          (j) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 40% or more of the outstanding shares of common stock of the Parent; or, on the last day of any period of twelve consecutive calendar months, a majority of members of the board of directors of the Parent shall no longer be composed of individuals (i) who were members of said board of directors on the first day of such twelve consecutive calendar month period or (ii) whose election or nomination to said board of directors was approved by individuals referred to in clause
     (i) above constituting at the time of such election or nomination at least a majority of said board of directors;

          (k) the Parent or any Subsidiary shall fail to make any payment owing by it in respect of any performance bond, performance guaranty or bank guaranty issued in lieu of a performance bond or performance guaranty (other than a payment which is disputed by the Parent or such Subsidiary in good faith), and the aggregate amount of such bonds or guarantees in respect of which such defaults have occurred shall exceed U.S,$50,000,000;

          (1) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of U.S.$5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of U.S.$25,000,000;

          (m) the Borrower shall cease to be a Wholly Owned Subsidiary of the Parent; or

          (n) any Financing Document shall cease to be valid and enforceable against any Obligor party thereto; or any Obligor shall so assert in writing.

          Section 6.02. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Banks, take any or all of the following actions:

          (a) declare the commitment of each Bank to make Loans and any obligation of the L/C Issuers to issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under

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     any other Financing Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

          (c) require that the Borrower Cash Collateralize the L/C Obligations in respect of each Letter of Credit (in an amount equal to the then Outstanding Amount thereof); and

          (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Financing Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or the Parent under the Bankruptcy Code of the United States or in the case of any of the Events of Default specified in SECTION 6.01(h) with respect to any Significant Subsidiary, the obligation of each Bank to make Loans and any obligation of the L/C Issuers to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without any notice or further act of the Administrative Agent or any Bank.

          Section 6.03. APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 6.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 6.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

          FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under ARTICLE 8) payable to the Administrative Agent in its capacity as such;

          SECOND, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under ARTICLE 8) payable to the L/C Issuers in their capacity as such;

          THIRD, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including Attorney Costs and amounts payable under Article 8). ratably among them in proportion to the amounts described in this clause THIRD payable to them;

          FOURTH, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, Unreimbursed Drawings and Unreimbursed Fundings and letter of credit fees with respect to the L/C Obligations, ratably among the Banks in proportion to the respective amounts described in this clause FOURTH payable to them;

          FIFTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Unreimbursed Drawings and Unreimbursed Fundings, ratably among the Banks in proportion to the respective amounts described in this clause FIFTH held by them;

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          SIXTH, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of each Letter of Credit issued by such L/C
     Issuer;

          SEVENTH, to the payment of all other Obligations of the Obligors owing under or in respect of the Financing Documents that are due and payable to the Administrative Agent and the Banks on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the Banks on such date; and

          LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

          Subject to SECTION 2.04(c). amounts used to Cash Collateralize the undrawn amount of a Letter of Credit pursuant to clause SIXTH above shall be applied to satisfy drawings under such Letter of Credit as they occur. If any amount remains on deposit as Cash Collateral after such Letter of Credit has either been fully drawn or expired, such remaining amount shall be returned to the Borrower or as otherwise required by law.

          Section 6.04. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Parent under SECTION 6.01 (d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                    ARTICLE 7
                                   THE AGENTS

          Section 7.01. APPOINTMENT AND AUTHORIZATION OF THE AGENTS. (a) Each Bank hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Bank or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Financing Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) Each L/C Issuer shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this ARTICLE 7 with respect to any acts taken or omissions suffered by each L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of

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credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this ARTICLE 7 and in the definition of "Agent-Related Person" included each L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuers.

          Section 7.02. DELEGATION OF DUTIES. Any Agent may execute any of its duties under this Agreement or any other Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

          Section 7.03. LIABILITY OF AGENTS. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any Agent-Related Person under or in connection with this Agreement or any other Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by any Obligor or any officer thereof, contained herein or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or for any failure of any Obligor or any other party to any Financing Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Obligor or any Affiliate thereof.

          Section 7.04. RELIANCE BY AGENTS. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Financing Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request or consent of the Required Banks (or such greater number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          (b) For purposes of determining compliance with the conditions specified in SECTION 3.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder

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to be consented to or approved by or acceptable or satisfactory to a Bank unless the Co-Agents shall have received notice from such Bank prior to the proposed Effective Date specifying its objection thereto.

          Section 7.05. NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except, in the case of the Administrative Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless such Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Banks in accordance with ARTICLE 6: PROVIDED, HOWEVER, that, unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

          Section 7.06. CREDIT DECISION: DISCLOSURE OF INFORMATION BY AGENT. Each Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Co-Agent hereafter taken, including any consent to and acceptance by the Administrative Agent of any assignment or any review of the affairs of any Obligor or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to each Co-Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Obligors. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein, no Co-Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Obligors or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

          Section 7.07. INDEMNIFICATION OF AGENTS. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Obligor and without limiting the obligation of any Obligor to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no

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Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this
SECTION 7.07 applies whether any such investigation, litigation or proceeding is brought by any Bank or any other Person. Without limitation of the foregoing, each Bank shall reimburse each Co-Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Co-Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that the Co-Agents are not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of any Co-Agent.

          Section 7.08. AGENTS IN THEIR INDIVIDUAL CAPACITY. Each financial institution acting as an Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Obligors and their respective Affiliates as though such financial institution were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, each financial institution acting as an Agent or its Affiliates may receive information regarding any Obligor or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Obligor or such Affiliate) and acknowledge that such financial institution shall be under no obligation to provide such information to them. With respect to its Loans, each financial institution acting as an Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not an Agent or L/C Issuer, and the terms "Bank" and "Banks" include each such financial institution in its individual capacity.

          Section 7.09. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent at any time by giving notice to the Banks and the Borrower; PROVIDED that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, and L/C Issuer and the respective terms "Administrative Agent," and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer and

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the retiring Administrative Agent's appointment, powers and duties as
Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Bank, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE 7 and SECTION
9.03 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor administrative agent as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Financing Documents.

          Section 7.10. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agents and their respective agents and counsel and all other amounts due the Banks and the Agents under SECTIONS 2.04(i) and (j), 2.08 and 9.03(a)) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.08 and 9.03(a).

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          Nothing contained herein shall be deemed to authorize the
Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

          Section 7.11. GUARANTEE MATTERS. The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, so long as no Default shall have occurred and be continuing, to release any Subsidiary Guarantor from its obligations hereunder or under the Subsidiary Guarantees (a) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder and
(b) in the event that all Pari Passu Guarantees, if any, have been released or are being released simultaneously therewith, upon the earlier to occur of (x) a Ratings Upgrade or (y) September 30, 2003, if on such date, the Parent has consolidated U.S. dollar-denominated and Euro-denominated cash and Cash Equivalents (that are not subject to any Lien or other legal or contractual restriction by any third party that restricts the use of such cash and Cash Equivalents) and unutilized commitments available for borrowing under the Five-Year Credit Agreement (with no event existing that would excuse the lenders thereunder from funding a request for borrowing) of not less than the sum of (i) a liquidity cushion of U.S.$l,000,000,OOO PLUS (ii) the then Total Outstandings PLUS (iii) the then outstanding amount of the Parent's Liquid Yield Option Notes due 2020 (less the amount of any such securities for which arrangements satisfactory to the Co-Agents, including defeasance, have been made to satisfy the Parent's obligations thereunder); PROVIDED, HOWEVER, that any Subsidiary Guarantee granted pursuant to SECTION 5.14(a) hereunder shall be released in accordance with its terms. A Responsible Officer of the Borrower shall provide the Co-Agents with calculations of the foregoing amounts prior to any release of such Guarantors and shall certify that after giving effect to such release, no Default shall have occurred and be continuing and all such matters shall be confirmed by a Designated Officer. If, following such release, the Parent and the Subsidiaries grant any Pari Passu Guarantees, the obligations of the Subsidiary Guarantors hereunder shall automatically be reinstated for so long as such Pari Passu Guarantees shall be outstanding and the Parent and the Subsidiaries shall take such action as may be reasonably requested by the Co-Agents to evidence such reinstatement.

          Upon request by the Administrative Agent at any time, the Required Banks will confirm in writing the Administrative Agent's authority to release any Subsidiary Guarantor from its obligations hereunder or under the Subsidiary Guarantees pursuant to this SECTION 7.11. In each case as specified in this
SECTION 7.11, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to release such Guarantor from its obligations hereunder or under the Subsidiary Guarantees, in each case in accordance with the terms of the Financing Documents and this SECTION 7.11.

          Section 7.12. OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Banks or other Persons identified on the facing page or signature pages of this Agreement as a "documentation agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Banks, those applicable to all Banks as such. Without limiting the foregoing, none of the Banks or other Persons so identified shall have or be deemed

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to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

          Section 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If the Required Banks determine that for any reason adequate and reasonable means do not exist for determining the Euro-Dollar Rate for any requested Interest Period with respect to a proposed Euro-Dollar Loan, or that the Euro-Dollar Rate for any requested Interest Period with respect to a proposed Euro-Dollar Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, or that dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Euro-Dollar Loan, the Administrative Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Euro-Dollar Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Euro-Dollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

          Section 8.02. ILLEGALITY. If, on or after the date of this Agreement, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans or to determine or charge interest based upon the Euro-Dollar Rate and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice specifying the circumstances giving rise to such suspension to the other Banks and the Borrower, whereupon, until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

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          Section 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after the date of this Agreement, in the case of any Loan or Unreimbursed Amount or any obligation to make Loans or issue or participate in any Letter of Credit or fund any Unreimbursed Drawing, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under
SECTION 2.15), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Loans, its participation in any Letter of Credit, its share of any Unreimbursed Drawing, its Promissory Note or its obligation to make Loans, issue Letters of Credit or fund Unreimbursed Drawings and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Loan, or to fund Unreimbursed Drawings or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Promissory Note with respect thereto, by an amount deemed by such Bank to be material to such Bank, then, within 15 days after written demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Bank Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Bank Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after written demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Bank Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Bank to compensation pursuant to this Section; PROVIDED that (i) if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall only be entitled to payment under this SECTION 8.03 for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice and (ii) each such Bank

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will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

          Section 8.04. TAXES. (a) Any and all payments by any Obligor to or for the account of any Bank or any Agent hereunder or under any Promissory Note or other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and each Agent, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on or measured by its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as its "Taxes," and all such excluded taxes being hereinafter referred to as its "DOMESTIC TAXES"). If an Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Promissory Note or other Financing Document to any Bank or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 8.04) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions, (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Obligor shall furnish to the Administrative Agent, at its address referred to in SECTION 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies (in each case other than to the extent imposed under the federal laws of the United States) which arise from any payment made hereunder or under any Promissory Note or other Financing Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "OTHER TAXES").

          (c) The Borrower agrees to indemnify each Bank and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 8.04) paid by such Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, the Borrower agrees to indemnify each Agent and each Bank for all Domestic Taxes and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section for (i) Taxes or Other Taxes imposed by any jurisdiction other than the United States or (ii) Domestic Taxes of such Agent or such Bank, as the case may be. This indemnification shall

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be made within 15 days from the date such Bank or Agent (as the case may be)
makes demand therefor.

          (d) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this SECTION 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank in the good faith exercise of its discretion, is not otherwise disadvantageous to such Bank.

          Section 8.05. BASE RATE LOANS SUBSTITUTED FOR EURO-DOLLAR LOANS. If
(i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to SECTION 8.01 or
8.02 or (ii) any Bank has demanded compensation under SECTION 8.03 or 8.04 with respect to its Euro-Dollar Loans that bear interest at the Euro-Dollar Rate and the Borrower shall, by at least five Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks. If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

          Section 8.06. SUBSTITUTION OF BANK. If any Bank (i) has demanded compensation for increased costs pursuant to SECTION 8.03 or 8.04 or is entitled to payments under SECTION 8.04(a) or (ii) has determined that the making or maintaining of any Euro-Dollar Loan has become unlawful or impossible pursuant to SECTION 8.02 and similar additional interest or compensation has not been demanded by, or a similar determination has not been made by, all of the Banks, the Borrower shall have the right (with the assistance of the Administrative Agent and consent of the L/C Issuers) to designate an Assignee which is not an Affiliate of the Borrower to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of EXHIBIT F hereto, the outstanding Loans and Commitment of such Bank and to assume all of such Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to (A) the principal amount of all of such Bank's outstanding Loans and Unreimbursed Fundings PLUS (B) any accrued but unpaid interest thereon PLUS (C) the accrued but unpaid fees in respect of that Bank's Commitment hereunder PLUS (D) such amount, if any, as would be payable pursuant to SECTION 2.13 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment PLUS (E) any other amounts due and payable to such Bank hereunder.

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                                    ARTICLE 9
                                  MISCELLANEOUS

          Section 9.01. NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES. (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Financing Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to SUBSECTION (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower or the Parent, as specified on the signature pages hereof, if to any Parent Subsidiary Guarantor or any Co-Agent or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on SCHEDULE 9.01 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Bank, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuers.

          All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of SUBSECTION (d) below), when delivered; PROVIDED, HOWEVER, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to
ARTICLE 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

          (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Financing Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all Obligors, the Agents and the Banks. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in SECTION 5.01, and to distribute Financing Documents for execution by the parties thereto, and may not be used for any other purpose.

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          (d)     RELIANCE BY AGENT AND BANKS. The Agents, the L/C Issuers and
the Banks shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

          Section 9.02. NO WAIVERS. No failure or delay by any Agent or any Bank in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 9.03. EXPENSES; INDEMNIFICATION. (a) ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (i) to pay or reimburse the Co-Agents for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Financing Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and
(ii) to pay or reimburse the Co-Agents and each Bank for all costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Financing Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Co-Agents and the costs of independent public accountants and other outside experts retained by the Co-Agents or any Bank. All amounts due under this SECTION 9.03(a) shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations. If any Obligor fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Financing Document, including, without limitation, Attorney Costs and indemnities, such amount may be paid on behalf of such Obligor by any Agent or any Bank, in its sole discretion.

          (b) INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Agent, each the L/C Issuer, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, out-of-pocket expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed

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on, asserted against any such Indemnitee or to which any Indemnitee may be subject in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Financing Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Substances on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Obligor, or any environmental liability related in any way to the Borrower, any Subsidiary or any other Obligor, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; PROVIDED FURTHER that no Indemnitee shall have the right to be indemnified hereunder in connection with any proceedings between it and another Indemnitee which does not relate to the Borrower. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee (or the Borrower, except to the extent resulting from a judgment obtained by a third party against an Indemnitee) have any liability for any indirect, punitive or consequential damages relating to this Agreement or any other Financing Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this
SECTION 9.03(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Obligor, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated. All amounts due under this SECTION 9.03(b) shall be payable within 20 Business Days after demand therefor. The agreements in this Section shall survive the resignation of any Agent or L/C Issuer, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          Section 9.04. SHARING OF SET-OFFS; PAYMENTS SET ASIDE. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amounts due with respect to any Loan or the participation in the L/C Obligations held by it which is greater than the proportion received by any other Bank in respect of the aggregate amounts due with respect to any Loan or the participation in the L/C Obligations held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and L/C Obligations held by the other Banks, and

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such other adjustments shall be made, as may be required, so that all such payments with respect to the Loans and L/C Obligations held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Obligors other than indebtedness under the Financing Documents.

          (b) To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Bank, or any Agent or any Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Bank severally agrees to pay to each Agent upon demand its applicable share of any amount so recovered from or repaid such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          Section 9.05. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by the Borrower or any other Obligor therefrom, shall be effective unless in writing signed by the Required Banks and the Borrower or the applicable Obligor, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

          (i) waive any condition set forth in SECTION 3.01(a), or, in the case of the initial Credit Extension, SECTION 3.02, without the written consent of each Bank;

          (ii) extend or increase the Commitment of any Bank (or reinstate any Commitment terminated pursuant to SECTION 6.02) without the written consent of such Bank;

          (iii) postpone any date scheduled for any payment of principal or interest under SECTION 2.06 or 2.07, or any date fixed by the Administrative Agent for the payment of fees, commissions or other amounts due to the Banks (or any of them) hereunder or under any other Financing Document without the written consent of each Bank directly affected thereby;

          (iv) reduce the principal of, or the rate of interest specified herein on, any Loan or Unreimbursed Drawing, or (subject to clause (v) of the proviso to this SECTION 9.05) any fees or other amounts payable hereunder or under any other Financing Document without the written consent of each Bank directly affected thereby;

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          (v)     change any provision of this SECTION 9.05 or the definition of
     "Required Banks" or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank; or

          (vi) release the Parent from its obligations under ARTICLE 10 or, except in accordance with SECTION 7.11, the Subsidiary Guarantors from their obligations hereunder or under the Subsidiary Guarantees, without the written consent of each Bank;

and PROVIDED that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Banks required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Financing Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by each Co-Agent in addition to the Banks required above, affect the rights or duties of, or any fees or other amounts payable to, the Co-Agents under this Agreement or any other Financing Document; (iv) SECTION 9.06(a) may not be amended, waived or otherwise modified without the consent of each designating Bank all or any part of whose Loans are being funded by a Conduit at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Bank may not be increased or extended without the consent of such Bank.

          Section 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee in accordance with the provisions of SUBSECTION (b) of this Section,
(ii) by way of participation in accordance with the provisions of SUBSECTION (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of SUBSECTION (f) or (i) of this Section, or (iv) to a Conduit in accordance with the provisions of SUBSECTION (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in SUBSECTION (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Bank may at any time assign to one or more Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this SUBSECTION (b), participations in L/C

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Obligations) at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank or an Approved Fund with respect to a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Bank subject to each such assignment, determined as of the date the Assignment and Assumption Agreement, substantially in the form of EXHIBIT F hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than U.S.$55,000,000, or with the consent of the Borrower (such consent not to be unreasonably withheld or delayed but will not be required if a Default has occurred and is continuing) U.S.$1,000,000; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment must be approved by the Administrative Agent and the L/C Issuers unless the Person that is the proposed assignee is itself a Bank (whether or not the proposed assignee would otherwise qualify as an Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of U.S.$3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to SUBSECTION (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.13, 8.02, 8.04, and 9.03(a) with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Promissory Note to the Assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this SUBSECTION shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with SUBSECTION (d) of this Section.

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

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          (d)     Any Bank may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans and participations in L/C Obligations owing to
it); PROVIDED that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 9.05 that directly affects such Participant. Subject to SUBSECTION (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 8.03 and 8.04 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to SUBSECTION (b) of this Section.

          (e) A Participant shall not be entitled to receive any greater payment under SECTION 8.03 or 8.04 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent or by reason of the provisions of SECTION 8.02,
8.3 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist. A Participant that would be a foreign Bank if it were a Bank shall not be entitled to the benefits of SECTION
8.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 8.4 as though it were a Bank.

          (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Promissory Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or Assignee for such Bank as a party hereto.

          (g)     Notwithstanding anything to the contrary contained in this
SECTION 9.06, but subject to the terms and conditions set forth in this SUBSECTION (g), any Bank may from time to time, elect to designate a Conduit to provide all or any part of Loans required to be made by such Bank to the Borrower pursuant to this Agreement or to acquire a participation interest in any Loans extended by such Bank hereunder (a "CONDUIT DESIGNATION"), PROVIDED the designation of a Conduit by any Bank for purposes of this SECTION 9.06(g) shall be subject to the approval of the Borrower, which shall not be unreasonably withheld. No additional Promissory Note shall be required with regard to a Conduit Designation; PROVIDED, HOWEVER, to the extent any Conduit shall advance funds under a Conduit Designation, the designating Bank shall be deemed to hold the Promissory Note in its possession as an agent for such Conduit to the extent

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of the Loan funded by such Conduit. Notwithstanding any such Conduit
Designation, (x) the designating Bank shall remain solely responsible to the other parties hereto for its obligations under this Agreement and (y) the Borrower and the Administrative Agent may continue to deal solely and directly with the designating Bank as agent for such designating Bank's Conduit, in connection with all of such Conduit's rights and obligations under this Agreement, unless and until the Borrower and the Administrative Agent are notified that the designating Bank has been replaced as agent for its Conduit; any payments for the benefit of any designating Bank and its Conduit shall be paid to such designating Bank for itself as agent for its Conduit, as applicable; PROVIDED neither the Borrower nor the Administrative Agent shall be responsible for any designating Bank's application of any such payments. In addition, any Conduit may (i) with notice to, but without the prior written consent of the Borrower and the Administrative Agent, and without paying any processing fee therefor, assign all or portions of its interest in any Loans to the Bank that designated such Conduit or to any financial institutions consented to by the Borrower and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Conduit to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Conduit.

          (h) Each party to this Agreement hereby agrees that, at any time a Conduit Designation is in effect, it shall not institute against, or join any other person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by such Conduit is paid. This
SECTION 9.06(h) shall survive the termination of this Agreement.

          (i) Notwithstanding anything to the contrary contained herein, any Bank that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Promissory Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, PROVIDED that unless and until such trustee actually becomes a Bank in compliance with the other provisions of this SECTION 9.06, (i) no such pledge shall release the pledging Bank from any of its obligations under the Financing Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Bank under the Financing Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

          (j) Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Commitment and Loans pursuant to SUBSECTION (b) above, such L/C issuer may, upon 30 days' notice to the Borrower and the Banks, resign as an L/C Issuer. In the event of any such resignation as L/C Issuer, the Required Lenders shall be entitled to appoint from among the Banks a successor L/C Issuer; PROVIDED, HOWEVER, that no failure by the Required Lenders to appoint any such successor shall affect the resignation of such L/C Issuer as L/C Issuer. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Banks to fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.04(c)).

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          (1)     Each Assignee shall, on or prior to the effective date of its
Assignment and Assumption Agreement, and each Bank party hereto on the date hereof shall, on or before the Effective Date, provide the Administrative Agent with an Administrative Questionnaire and each such Person shall, in the event of any changes to the information set forth therein, provide the Administrative Agent with an updated Administrative Questionnaire.

          Section 9.07. COLLATERAL. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          Section 9.08. GOVERNING LAW. THIS AGREEMENT AND EACH PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 9.09. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Financing Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Financing Document. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 9.11. JUDGMENT CURRENCY. If, under any applicable law and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the "OTHER CURRENCY") other than that in which the relevant payment is due (the "REQUIRED CURRENCY") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "PAYEE") to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually

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received by the Payee falls short of the amount due under the terms of this
Agreement, such Obligor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

          Section 9.12. JUDICIAL PROCEEDINGS, (a) CONSENT TO JURISDICTION. Each Obligor party hereto irrevocably submits to the non-exclusive jurisdiction of any Federal or New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to the Financing Documents. Each Obligor party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. Each Obligor party hereto agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in Luxembourg to the fullest extent permitted by applicable law and may be enforced in any Federal or New York State court sitting in New York City (or any other courts to the jurisdiction of which such Obligor is or maybe subject) by a suit upon such judgment, PROVIDED that service of process is effected upon it in one of the manners specified herein or as otherwise permitted by law.

          (b) APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. Each Obligor party hereto hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in SUBSECTION (a) above in any Federal or New York State court sitting in New York City. Each Obligor party hereto represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable under the Financing Documents shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, each Obligor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment.

          (c) SERVICE OF PROCESS. Each Obligor party hereto hereby consents to process being served in any suit, action, or proceeding of the nature referred to in SUBSECTION (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of such Obligor, as the case may be, for service of process in such jurisdiction appointed as provided in SUBSECTION (b) above; PROVIDED that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to such Obligor at its address specified on the signature pages hereof or to any other address of which such Obligor shall have given written notice to the Administrative Agent. Each Obligor party hereto irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon such Obligor in any such suit, action or proceeding and shall, to

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the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Obligor.

          (d) NO LIMITATION ON SERVICE OR SUIT. Nothing in this Section shall affect the right of any Agent or any Bank to serve process in any other manner permitted by law or limit the right of any Agent or any Bank to bring proceedings against any Obligor in the courts of any jurisdiction or jurisdictions.

          (e) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Financing Document or in any other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agents and each Bank, regardless of any investigation made by any Agent or any Bank or on their behalf and notwithstanding that any Agent or any Bank may have had notice or knowledge of any Default at the time of any L/C Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

          Section 9.13. LOANS AND UNREIMBURSED DRAWINGS. Except as otherwise expressly set forth herein, Unreimbursed Drawings and Unreimbursed Fundings shall be subject to the provisions contained herein which govern the making, funding and maintenance of Loans, including, without limitation, the provisions of ARTICLE 8.

          Section 9.14. CONFIDENTIALITY. Each of the Agents and the Banks agrees to keep confidential the Confidential Information (as defined below), except that the Confidential Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (ii) to the extent requested by any regulatory authority; (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; PROVIDED that in the case of any intended disclosure under this clause (iii), the Recipient (as defined below) shall (unless otherwise required by applicable law) give the Parent not less than five Business Days' prior notice (or such shorter period as may, in the good faith discretion of the Recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Confidential Information involved and stating such Recipient's intention to disclose such Confidential Information (including the manner and extent of such disclosure) in order to allow the Parent an opportunity to seek an appropriate protective order; (iv) to any other party to this Agreement; (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or
(B) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Obligors; (vii) with the consent of the Borrower; (viii) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes

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available to any Agent or any Bank on a nonconfidential basis from a source other than the Borrower; (ix) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Bank; or (x) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Obligors received by it from such
Bank). In addition, the Agents and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Banks in connection with the administration and management of this Agreement, the other Financing Documents, the Commitments and the L/C Credit Extensions. For the purposes of this Section, the term "CONFIDENTIAL INFORMATION" shall mean non-public information furnished by or on behalf of the Parent or any of its Subsidiaries to any Agent, any Bank or other Person exercising rights hereunder or required to be bound hereby (collectively "RECIPIENTS"); PROVIDED that, in the case of information received from an Obligor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential; PROVIDED FURTHER that information regarding the "structure and tax aspects" of the transactions contemplated by the Financing Documents, within the meaning of Treasury Regulation 1.6011-4T, shall not constitute Confidential Information hereunder. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

          Each Recipient shall agree that, in addition to all other remedies available, the Parent shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach of this SECTION 9.14 by such Recipient.

          Notwithstanding paragraph 7 of the Commitment Letter referred to in the definition of Financing Documents, this SECTION 9.14 shall supersede paragraph 6 of such Commitment Letter.

          Section 9.15. NO CHALLENGES. The Borrower hereby waives and agrees not to assert any right to challenge the legality, validity or enforceability of the Guarantee made by Alpha under the Borrower Subsidiary Guarantee or to assert any claim against Alpha or any other Person that would affect the legality, validity or enforceability of such Guarantee.

                                   ARTICLE 10
                                    GUARANTEE

          Section 10.01. THE GUARANTEE. (a) Each of the Parent and each Parent Subsidiary Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due (whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise) of all Obligations of each other Obligor now or hereafter existing under or in respect of the Financing Documents (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, Attorney Costs) incurred by any Agent or any Bank in enforcing

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any rights hereunder or any other Financing Document. Without limiting the generality of the foregoing, each of the Parent and each Parent Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Obligor to any Agent or any Bank under or in respect of the Financing Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Obligor.

          (b) Each of the Parent and each Parent Subsidiary Guarantor, each Agent and each Bank, hereby confirms that it is the intention of all such Persons that the Guarantee contained in this SECTION 10.01 and the Obligations of each Parent Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guarantee and the Obligations of each of the Parent and each Parent Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Agents, the Banks and the Parent and Parent Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Parent Subsidiary Guarantor under this Guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

          (c) Each of the Parent and each Parent Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Agent or any Bank under this Guarantee or any other guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Agents and the Banks under or in respect of the Financing Documents.

          Section 10.02. GUARANTEE UNCONDITIONAL. Each of the Parent and each Parent Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Financing Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or the Banks with respect thereto. The Obligations of each Guarantor under or in respect of this Guarantee are independent of the Guaranteed Obligations or any other Obligations of any other Obligor under or in respect of the Financing Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower or any other Obligor or whether the Borrower or any other Obligor is joined in any such action or actions. The obligations of each of the Parent and the Parent Subsidiary Guarantors hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Obligor under any Financing Document, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to any Financing Document (including without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise);

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          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Obligor under any Financing Document or any taking, release or amendment or waiver of, or consent to departure from, any other guarantee for all or any of the Guaranteed Obligations;

          (d) any manner of application of any direct or indirect security for any obligation of any Obligor under any Financing Document, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any such security for all or any of the Guaranteed Obligations or any other Obligations of any Obligor under the Financing Documents or any other assets of any Obligor or its Subsidiaries;

          (e) any change in the corporate existence, structure or ownership of any Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligor or its assets or any resulting release or discharge of any obligation of any Guarantor or the Borrower contained in any Financing Document;

          (f) any failure by any Agent or any Bank to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor now or hereafter known to such Agent or such Bank;

          (g) the failure of any other Person to execute or deliver this Agreement or any other guarantee or agreement or the release or reduction of liability of any Guarantor or any other guarantor or surety with respect to the guaranteed obligations;

          (h) the existence of any claim, set-off or other rights which the Parent or any Parent Subsidiary Guarantor may have at any time against the Borrower, any Agent, any Bank, any other Obligor or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (i) any invalidity or unenforceability for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Obligor of any amount payable by it under any Financing Document; or

          (j) any other act or omission to act or delay of any kind by the Borrower, any Agent, any Bank, any other Obligor or any other Person or any other circumstance whatsoever (including, without limitation, the effect of any statute of limitations on the liability of any other Person for any of the Guaranteed Obligations) or any existence of or reliance on any representation by any Agent or any Bank which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

          Section 10.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. This Agreement shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans, any L/C Obligation and all other amounts payable by the Borrower or any Obligor under the Financing Documents shall

                      Tyco Credit Agreement (364-Day 2003)
have been paid in full. If at any time any payment of principal of or interest on any Loan or any other amount payable by the Borrower or any other Obligor under the Financing Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, the Parent and each Parent Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          Section 10.04. WAIVERS AND ACKNOWLEDGMENTS BY THE GUARANTORS. (a) Each of the Parent and each Parent Subsidiary Guarantor unconditionally and irrevocably waives notice of acceptance, promptness, diligence, presentment, demand for performance, protest or dishonor, notice of nonperformance, default, acceleration and any other notice with respect to the Guaranteed Obligations and this Guarantee and any requirement that any Agent or any Bank protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any direct or indirect security for any obligation of any Obligor under any Financing Document.

          (b) Each of the Parent and each Parent Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in future.

          (c) Each of the Parent and each Parent Subsidiary Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Agent or any Bank that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any other Obligor, any other guarantor or any other Person or any direct or indirect security for any obligation of any Obligor under any Financing Document and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each of the Parent and each Parent Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Agent or any Bank to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor or any of its Subsidiaries now or hereafter known by such Agent or such Bank.

          (e) Each of the Parent and each Parent Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waivers set forth in SECTION 10.02 and this SECTION 10.04 are knowingly made in contemplation of such benefits.

          Section 10.05. SUBROGATION. Each of the Parent and each Parent Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Obligor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guarantee or any other Financing Document, including, without limitation, any right of subrogation and any right to participate in any claim or remedy of

                      Tyco Credit Agreement (364-Day 2003)
any Agent or any Bank against the Borrower, any other Obligor or any other guarantor or any direct or indirect security for any obligation of any Obligor under any Financing Document, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Obligor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts of principal of and interest on the Loans, all L/C Obligations and all other amounts payable by the Borrower or any Obligor under the Financing Documents have been paid in full and the Commitments have been terminated. If any amount shall be paid to such Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee, (b) the Termination Date and (c) the latest date of expiration or termination of all L/C Obligations, such amount shall be received and held in trust for the benefit of the Agents and the Banks, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Financing Documents, or to be held as security for any Guaranteed Obligations or other amounts payable under this Guarantee thereafter arising.

          Section 10.06. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by the Borrower or any Obligor under any Financing Document is stayed upon insolvency, bankruptcy or reorganization of any such Person, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent and the Parent Subsidiary Guarantors hereunder forthwith on demand by the Required Banks.

                      Tyco Credit Agreement (364-Day 2003)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  BORROWER


                                  TYCO INTERNATIONAL GROUP S.A.


                                  By:  /s/ Kevin O'Kelly-Lynch
                                       -----------------------------------------
                                       Name:  Kevin O'Kelly-Lynch
                                       Title: Managing Director

                                       Address: 17, boulevard Grande-Duchesse
                                                Charlotte
                                                L-1331 Luxembourg

                                       Facsimile number: +352 46 43 51
                                       Telephone number: +352 46 43 40 430
                                       E-mail address: kokellylynch@tyco.com

                      Tyco Credit Agreement (364-Day 2003)

                                  GUARANTOR


                                  TYCO INTERNATIONAL LTD


                                  By:  /s/ David J. FitzPatrick
                                       -----------------------------------------
                                       Name:  David J. FitzPatrick
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                       Address: The Zurich Center, 2nd Floor
                                                90 Pitts Bay Road
                                                Pembroke HM08
                                                Bermuda

                                       Facsimile number: (212) 424-1310
                                       Telephone number: (646) 282-8563
                                       E-mail address: dfitzpatrick@tyco.com

                      Tyco Credit Agreement (364-Day 2003)

                                  GUARANTOR


                                  SENSORMATIC ELECTRONICS
                                  CORPORATION


                                  By:  /s/ Scott Stevenson
                                       -----------------------------------------
                                       Name:  Scott Stevenson
                                       Title: Vice President

                      Tyco Credit Agreement (364-Day 2003)

                                  GUARANTOR


                                  SCOTT TECHNOLOGIES, INC.


                                  By:  /s/ Scott Stevenson
                                       -----------------------------------------
                                       Name:  Scott Stevenson
                                       Title: Vice President

                      Tyco Credit Agreement (364-Day 2003)

                                  GUARANTOR


                                  INNERDYNE, INC.


                                  By:  /s/ Scott Stevenson
                                       -----------------------------------------
                                       Name:  Scott Stevenson
                                       Title: Vice President

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK OF AMERICA, N.A., as Administrative
                                  Agent


                                  By:  /s/  John W. Pocalyko
                                     -------------------------------------------
                                     Name:  John W. Pocalyko
                                     Title: Managing Director

                      Tyco Credit Agreement (364-Day 2003)

                                  MORGAN STANLEY SENIOR FUNDING, INC.,
                                  as Syndication Agent


                                  By:/s/ Jaap L. Tonckens
                                     -------------------------------------------
                                     Name:  Jaap L. Tonckens
                                     Title: Vice President

                      Tyco Credit Agreement (364-Day 2003)

                                  JPMORGAN CHASE BANK, as Documentation
                                  Agent


                                  By:/s/ Robert T. Sacks
                                     -------------------------------------------
                                     Name:  Robert T. Sacks
                                     Title: Managing Director

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK


                                  BANK OF AMERICA, N.A.


                                  By:  /s/ John W. Pocalyko
                                     -------------------------------------------
                                     Name:  John W. Pocalyko
                                     Title: Managing Director

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK


                                  MORGAN STANLEY SENIOR FUNDING, INC.


                                  By:/s/ Jaap L. Tonckens
                                     -------------------------------------------
                                     Name:  Jaap L. Tonckens
                                     Title: Vice President

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK

                                  Citicorp North America, Inc.

                                  By:/s/ Stuart G. Miller
                                     -------------------------------------------
                                     Name:  STUART G. MILLER
                                     Title: ATTORNEY-IN-FACT

                      Tyco Credit Agreement (364-Day 2003)

                                  CREDIT SUISSE FIRST BOSTON,
                                  CAYMAN ISLANDS BRANCH


                                  By:/s/ Robert Hetu
                                     -------------------------------------------
                                     Name:  Robert Hetu
                                     Title: Director

                                  By:/s/ Doreen Welch
                                     -------------------------------------------
                                     Name:  Doreen Welch
                                     Title: Associate

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK


                                  GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                  By:/s/ Stephen P. Hickey
                                     -------------------------------------------
                                     Name:   STEPHEN P. HICKEY
                                     Title: AUTHORIZED SlGNATORY

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK


                                  JPMORGAN CHASE BANK


                                  By:/s/ Robert T. Sacks
                                     -------------------------------------------
                                     Name:  Robert T. Sacks
                                     Title: Managing Director

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK


                                  ABN AMRO BANK N.V.


                                  By:/s/ Andre Nel
                                     -------------------------------------------
                                     Name: Andre Nel
                                     Title: Executive Vice President


                                  By:/s/ James Kreitler
                                     -------------------------------------------
                                     Name: James Kreitler
                                     Title: Senior Vice President

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK


                                  CREDIT LYONNAIS NEW YORK BRANCH


                                  By:/s/ Scott R. Chappelka
                                     -------------------------------------------
                                     Name: Scott R. Chappelka
                                     Title: Vice President

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK


                                  SOCIETE GENERALE


                                  By:/s/ Ambrish D. Thanawala
                                     -------------------------------------------
                                     Name:  AMBRISH D. THANAWALA
                                     Title: Director
                                            Corporate Banking

                      Tyco Credit Agreement (364-Day 2003)

                                  BANK


                                  UBS AG, STAMFORD BRANCH


                                  By:  /s/  Wilfred V. Saint
                                     -------------------------------------------
                                     Name:  Wilfred V. Saint
                                     Title: Associate Director
                                            Banking Products Services, US


                                  By:/s/ Luke Goldsworthy
                                     -------------------------------------------
                                     Name:  Luke Goldsworthy
                                     Title: Associate Director
                                            Banking Products Services, US

                      Tyco Credit Agreement (364-Day 2003)

                                   SCHEDULE I

                                PRICING SCHEDULE

          The "EURO-DOLLAR MARGIN" and "BASE RATE MARGIN" for any day are the percentages set forth below in the applicable row and column based upon the Status that exists on such day:

STATUS                  LEVEL I   LEVEL II    LEVEL III
-------------------------------------------------------
EURO-DOLLAR MARGIN:       1.75%      2.50%        3.25%
BASE RATE MARGIN:          .75%      1.50%        2.25%

          For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

          "LEVEL I STATUS" exists at any date if, at such date, the Borrower's Debt Securities are rated BBB or higher by S&P and Baa2 or higher by Moody's.

          "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower's Debt Securities are rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) Level I Status does not exist.

          "LEVEL III STATUS" exists at any date if, at such date, the Borrower's Debt Securities are rated BB+ or lower by S&P or Bal or lower by Moody's.

          "STATUS" refers to the determination of which of Level I Status, Level II Status or Level III Status exists at any date.

          The credit ratings to be utilized for purposes of this Schedule are those assigned to the Borrower's Debt Securities, and any rate assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Borrower is split-rated and the ratings differential is one notch, the status applicable to the lower of the two ratings will apply (E.G., BBB-/Bal is treated as BB+/Bal). If the Borrower is split-rated and the rating differential is more than one notch, the status applicable to the rating that is one notch higher than the lower of the two ratings will apply (E.G., BBB/Bal is treated as BBB-/Baa3).

                                Pricing Schedule

                                                                     SCHEDULE II
                                                         to the Credit Agreement

                                   COMMITMENTS

                    BANK                             COMMITMENT
--------------------------------------------------------------------
Bank of America, N.A.                            $   183,333,333.34
Morgan Stanley Senior Funding, Inc.              $   183,333,333.34
JPMorgan Chase Bank                              $   183,333,333.33
Citicorp North America, Inc.                     $   183,333,333.33
Goldman Sachs Credit Partners L.P.               $   183,333,333.33
Credit Suisse First Boston, Cayman Island Branch $   183,333,333.33

ABN AMRO Bank N.V.                               $   100,000,000.00
Credit Lyonnais New York Branch                  $   100,000,000.00
Societe Generate                                 $   100,000,000.00
UBS AG. Stamford Branch                          $   100,000,000.00
--------------------------------------------------------------------
TOTAL                                            $ 1,500,000,000.00

                                Tyco Commitments

                                                                    SCHEDULE III

                           EXISTING LETTERS OF CREDIT

None.

                                                                   SCHEDULE 4.05

                               EXISTING LITIGATION

None.

                                                                   SCHEDULE 9.01
                                                         to the Credit Agreement

          ADMINISTRATIVE AGENT'S OFFICE, CERTAIN ADDRESSES FOR NOTICES

ADMINISTRATIVE AGENT/CO-AGENT

ADMINISTRATIVE AGENT'S OFFICE
(FOR PAYMENTS AND REQUESTS FOR CREDIT EXTENSIONS)
BANK OF AMERICA, N.A.
One Independence Center
101 North Tryon Street
Mail Code: NC1-001-15-04
Charlotte, NC 28255
Attn: Jennifer Thompson
Phone:(704)388-1558
Fax: (704) 409-0024
E-mail: jennifer.g.thompson@bankofamerica.com
Account No.: 1366212250600
Account Name: Corporate Credit Support
Ref: Tyco International
ABA# 053000196

OTHER NOTICES AS ADMINISTRATIVE AGENT
BANK OF AMERICA, N.A.
One Independence Center
101 North Tryon Street
Mail Code: NC1-001-08-19
Charlotte, NC 28255
Attn: Kimberly Williams
Phone:(704)387-5451
Fax: (704) 409-0650
E-mail: kim.williams@bankofamerica.com

SYNDICATION AGENT/CO-AGENT

MORGAN STANLEY SENIOR FUNDING, INC.
1633 Broadway - 25th Floor
New York, NY 10019
Attn: Larry Benison - Loan Administration
Phone: (212) 537-1439
Fax: (212) 537-1867/1866
E-mail: larry.benison@morganstanley.com

L/C ISSUERS

BANK OF AMERICA, N.A.
Trade Operations Center - Chicago
231 S La Salle St.
Mail Code: IL1-231-17-00

                    Tyco Addresses for Notices (364-Day 2003)

Chicago, IL 60697
Attn: Samuel Perez - Assistant Vice President
Phone: (312)923-5933
Fax: (312)974-0142
E-mail: samuel.perez@bankofamerica.com

[Complete for other L/C Issuers
Name of L/C Issuer
Street Address
Mail Code:
Attn:
Phone:
Fax:
E-mail:]

PARENT SUBSIDIARY GUARANTORS

SENSORMATIC ELECTRONICS CORPORATION
c/o Tyco International (US) Inc.
273 Corporate Drive
Portsmouth, NH 03801-6807
Attention: Patricia Travis
Tel: (603) 334-3984
Fax:(603)334-3986
E-mail: ptravis@tyco.com

With a copy to:
Martina Hund-Mejean, Treasurer
Tyco International (US) Inc.
9 West 57th Street, 43rd Floor
New York, NY 10019
Tel: (212) 424-1355
Fax: (646) 282-8526
E-mail: mhundmejean@tyco.com


SCOTT TECHNOLOGIES, INC.
c/o Tyco International (US) Inc.
273 Corporate Drive
Portsmouth, NH 03801-6807
Attention: Patricia Travis
Tel: (603) 334-3984
Fax:(603) 334-3986
E-mail: ptravis@tyco.com

With a copy to:
Martina Hund-Mejean, Treasurer
Tyco International (US) Inc.

                    Tyco Addresses for Notices (364-Day 2003)

9 West 57th Street, 43rd Floor
New York, NY 10019
Tel: (212) 424-1355
Fax: (646) 282-8526
E-mail: mhundmejean@tyco.com


INNERDYNE, INC.
c/o U.S. Surgical Legal Department
150 Glover Avenue
Norwalk, CT 06856
Attention: Robin O. Roscillo
Tel: (203) 845-4306
Fax:(203-845-1566
E-mail: robin.roscillo@ussurg.com

With a copy to:

Martina Hund-Mejean, Treasurer
Tyco International (US) Inc.
9 West 57th Street, 43rd Floor
New York, NY 10019
Tel: (212) 424-1355
Fax: (646) 282-8526
E-mail: mhundmejean@tyco.com

                    Tyco Addresses for Notices (364-Day 2003)